As filed with the Securities and Exchange Commission on March 30, 2001
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

             FIRST INDUSTRIAL REALTY TRUST, INC.                             FIRST INDUSTRIAL, L.P.
   (Exact name of registrant as specified in its charter)         (Exact name of registrant as specified in its
                                                                                    charter)
                          Maryland                                                  Delaware
      (State or other jurisdiction of incorporation or          (State or other jurisdiction of incorporation or
                        organization)                                             organization)
                         36-3935116                                                36-3924586
           (I.R.S. Employer Identification Number)                   (I.R.S. Employer Identification Number)

                         311 S. Wacker Drive, Suite 4000
                             Chicago, Illinois 60606
                                 (312) 344-4300
       (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                               Michael W. Brennan
                      President and Chief Executive Officer
                       First Industrial Realty Trust, Inc.
                         311 S. Wacker Drive, Suite 4000
                             Chicago, Illinois 60606
                                 (312) 344-4300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:
                            Gerald S. Tanenbaum, Esq.
                               Roger Andrus, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                           --------------------------

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                           --------------------------

                                                      CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                         Proposed Maximum    Proposed Maximum
       Title of Securities             Amount to be       Offering Price        Aggregate           Amount of
       Being Registered(1)           Registered(2)(3)       Per Unit(4)          Offering          Registration
                                                                              Price(2)(4)(5)          Fee(6)
---------------------------------------------------------------------------------------------------------------
 First Industrial, L.P.
   Debt Securities.............        $400,000,000            N.A.            $400,000,000          $100,000
===============================================================================================================

------------------------

(1) There is being registered hereunder an indeterminate amount of Debt Securities as may be sold, from time to time, by First Industrial, L.P. (the "Operating Partnership").
(2) In no event will the aggregate maximum offering price of all Debt Securities registered under this Registration Statement exceed $400,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered on the Form S-3 (No. 333-43641) of First Industrial Realty Trust, Inc. (the "Company") and the Operating Partnership (the "Form S-3"), as discussed in footnote (3).
(3) $100,000,000 of Debt Securities of the Operating Partnership were registered on the Form S-3, as to which filing fees of $29,500 were previously paid.
(4) The proposed maximum offering price per unit (a) has been omitted pursuant to instruction II.D. of Form S-3 and (b) will be determined, from time to time, by the Registrants in connection with the issuance by the Registrants of the securities registered hereunder and under the Form S-3.
(5) In U.S. dollars, or the equivalent thereof, denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).
(6) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement contains a combined prospectus that also relates to $589,200,000 of Common Stock, Preferred Stock and Depositary Shares of First Industrial Realty Trust, Inc. and $100,000,000 of Debt Securities of First Industrial, L.P. registered on Form S-3, File No. 333-43641, which was declared effective on January 27, 1998 (the "Previously Registered Securities"), which have not been offered or sold as of the date of the filing of this Registration Statement. This Registration Statement constitutes Post-Effective Amendment No. 1 to Registration Statement File No. 333-43641, pursuant to which the total amount of unsold Previously Registered Securities, registered on Registration Statement File No. 333-43641, may be offered and sold by the Company and the Operating Partnership.
================================================================================

PROSPECTUS

                                 $1,089,200,000
                       FIRST INDUSTRIAL REALTY TRUST, INC.
                                       and
                             FIRST INDUSTRIAL, L.P.

     First Industrial Realty Trust, Inc. may offer the following securities for sale through this prospectus from time to time:

     o    shares of common stock;

     o    shares of preferred stock; and

     o    shares of preferred stock represented by depositary shares.

     First Industrial, L.P. may offer unsecured non-convertible investment grade debt securities for sale through this prospectus from time to time.

     We will provide the specific terms of the securities that we are offering in one or more supplements to this prospectus. Any supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under "Where You Can Find More Information" before investing in our securities. The aggregate of the offering prices of securities covered by this prospectus will not exceed $1,089,200,000.

     This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

     Investing in the Securities of First Industrial Realty Trust, Inc. or First Industrial, L.P. involves risks that are described in the "Risk Factors" section beginning on page 4 of this prospectus.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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               The date of this prospectus is           , 2001.

                                TABLE OF CONTENTS

                                                                            Page

RISK FACTORS.................................................................4
RATIOS OF EARNINGS TO FIXED CHARGES.........................................10
USE OF PROCEEDS.............................................................11
PLAN OF DISTRIBUTION........................................................11
DESCRIPTION OF DEBT SECURITIES..............................................13
DESCRIPTION OF PREFERRED STOCK..............................................27
DESCRIPTION OF DEPOSITARY SHARES............................................35
DESCRIPTION OF COMMON STOCK.................................................39
CERTAIN PROVISIONS OF MARYLAND LAW AND THE FIRST INDUSTRIAL
  REALTY TRUST, INC. ARTICLES OF INCORPORATION AND BYLAWS ..................40
RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK..................................43
FEDERAL INCOME TAX CONSIDERATIONS...........................................44
EXPERTS.....................................................................47
LEGAL MATTERS...............................................................47
WHERE YOU CAN FIND MORE INFORMATION.........................................47

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement First Industrial Realty Trust, Inc. and First Industrial, L.P. filed with the Securities and Exchange Commission utilizing the "shelf" registration process, relating to the common stock, preferred stock, depositary shares and debt securities described in this prospectus. Under this shelf process, First Industrial Realty Trust, Inc. and First Industrial, L.P. may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,089,200,000.

     This prospectus provides you with a general description of the securities First Industrial Realty Trust, Inc. and First Industrial, L.P. may offer. Each time First Industrial Realty Trust, Inc. or First Industrial, L.P. sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     In this prospectus, the terms "we" and "our" refer to First Industrial Realty Trust, Inc. and its subsidiaries, including First Industrial, L.P., unless the context otherwise requires. The term "Operating Partnership" refers to First Industrial, L.P.

         FIRST INDUSTRIAL REALTY TRUST, INC. AND FIRST INDUSTRIAL, L.P.

     First Industrial Realty Trust, Inc. is a real estate investment trust, or "REIT," subject to Sections 856 through 860 of the Internal Revenue Code of 1986. First Industrial Realty Trust, Inc. and its consolidated partnerships, corporations and limited liability companies are a self-administered and fully integrated real estate company which owns, manages, acquires, sells and develops industrial real estate. As of December 31, 2000, our portfolio consisted of 516 light industrial properties, 162 bulk warehouse properties, 164 R&D/flex properties, 85 regional warehouse properties and 42 manufacturing properties containing approximately 68.2 million square feet of gross leasable area located in 25 states.

     Our interests in our properties and land parcels are held through partnerships, corporations and limited liability companies controlled by First Industrial Realty Trust, Inc., including the Operating Partnership, of which First Industrial Realty Trust, Inc. is the sole general partner. As of December 31, 2000 First Industrial Realty Trust, Inc. held approximately 84.3% of the outstanding limited partnership units of the Operating Partnership. At that date, approximately 15.7% of the outstanding limited partnership units were held by outside investors, including certain members of the management of First Industrial Realty Trust, Inc. Each limited partnership unit, other than those held by First Industrial Realty Trust, Inc., may be exchanged for one share of First Industrial Realty Trust, Inc. common stock, subject to adjustments. Upon each exchange, the number of limited partnership units held by First Industrial Realty Trust, Inc., and its ownership percentage of the Operating Partnership, increases. First Industrial Realty Trust, Inc. also owns a preferred general partnership interest in the Operating Partnership with an aggregate liquidation priority of $350.0 million.

     We utilize an operating approach that combines the effectiveness of decentralized, locally based property management, acquisition, sales and development functions with the cost efficiencies of centralized acquisition, sales and development support, capital markets expertise, asset management and fiscal control systems. At March 2, 2001, we had 283 employees.

     We have grown and will seek to continue to grow through the development of industrial properties and acquisition of additional industrial properties.

     First Industrial Realty Trust, Inc. is a Maryland corporation organized on August 10, 1993, and which completed its initial public offering in June 1994. The Operating Partnership is a Delaware limited partnership organized in November 1993. Our principal executive offices are located at 311 S. Wacker Drive, Suite 4000, Chicago, Illinois 60606, telephone number (312) 344-4300.

                                  RISK FACTORS

Forward-looking statements may prove inaccurate.

     Your investment in any of our securities will involve certain risks. For example, there is the risk that an investment in any of our securities will result in a loss. You should carefully consider the following discussion of risks before deciding whether an investment in any of our securities is suitable for you. We make statements in this prospectus and the documents we incorporate by reference that are not based on historical facts including statements regarding, among other items:

     o    the condition of the real estate market;

     o    legislative or regulatory changes affecting the real estate market;

     o    legislative or regulatory changes affecting the taxation of REITs;

     o    availability of capital;

     o    interest rates;

     o    competition;

     o supply and demand for industrial properties in our current and proposed market areas; and

     o general accounting principles, policies and guidelines applicable to REITs.

     Sometimes these statements will contain words such as "believes," "expects," "intends," "plans" and other similar words. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we anticipate. These risks, uncertainties and factors include those discussed below and those set forth elsewhere in this prospectus and in the documents we incorporate by reference, including the 2000 Annual Reports on Form 10-K of each of First Industrial Realty Trust, Inc. and the Operating Partnership.

Real estate investments' value fluctuates depending on conditions in the general economy and the real estate business. These conditions may also limit our revenues and available cash.

     The factors that affect the value of our real estate and the revenues we derive from our properties include, among other things:

     o    general economic climate;

     o local conditions such as oversupply or a reduction in demand in the area;

     o    the attractiveness of the properties to tenants;

     o    tenant defaults;

     o    zoning or other regulatory restrictions;

     o    competition from other available real estate;

     o    our ability to provide adequate maintenance and insurance; and

     o increased operating costs, including insurance premiums and real estate taxes.

Many real estate costs are fixed, even if income from our properties decreases.

     Our financial results depend on leasing space in our real estate properties to tenants on terms favorable to us. In addition, because substantially all of our income comes from rentals of real property, our income and funds available for distribution to our stockholders will decrease if a significant number of our tenants cannot pay their rent. If a tenant does not pay its rent, we might not be able to enforce our rights as landlord without delays and we might incur substantial legal costs.

     Our income may also be reduced if tenants are unable to pay rent or we are unable to rent properties on favorable terms. Costs associated with real estate investment, such as real estate taxes and maintenance costs, generally are not reduced when circumstances cause a reduction in income from the investment.

We may be unable to sell properties when appropriate because real estate investments are illiquid.

     Real estate investments generally cannot be sold quickly and, therefore, will tend to limit our ability to vary our property portfolio promptly in response to changes in economic or other conditions. The inability to respond promptly to changes in the performance of our property portfolio could adversely affect our financial condition and ability to service debt and make distributions to our stockholders.

We may be unable to renew leases or find other lessees.

     We are subject to the risks that, upon expiration, leases may not be renewed, the space subject to such leases may not be relet or the terms of renewal or reletting, including the cost of required renovations, may be less favorable than expiring lease terms. If we were unable to promptly renew a significant number of expiring leases or to promptly relet the space covered by such leases, or if the rental rates upon renewal or reletting were significantly lower than the then current rates, our cash funds from operations and ability to make expected distributions to stockholders might be adversely affected. Leases with respect to approximately 14.3 million, 10.8 million and 11.3 million square feet of gross leasable area expire in the remainder of 2001, 2002 and 2003, respectively.

We may incur unanticipated costs and liabilities due to environmental problems.

     Under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of clean-up of certain conditions relating to the presence of hazardous or toxic materials on, in or emanating from the property, and any related damages to natural resources. Environmental laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous or toxic materials. The presence of such materials, or the failure to address those conditions properly, may adversely affect the ability to rent or sell the property or to borrow using the property as collateral. Persons who dispose of or arrange for the disposal or treatment of hazardous or toxic materials may also be liable for the costs of clean-up of such materials, or for related natural resource damages, at or from an off-site disposal or treatment facility, whether or not the facility is owned or operated by those persons. No assurance can be given that existing environmental assessments with respect to any of our properties reveal all environmental liabilities, that any prior owner or operator of any of the properties did not create any material environmental condition not known to us or that a material environmental condition does not otherwise exist as to any of our properties.

First Industrial Realty Trust, Inc. might fail to qualify or remain qualified as a REIT.

     First Industrial Realty Trust, Inc. intends to operate so as to qualify as a REIT under the Internal Revenue Code of 1986. Although we believe that First Industrial Realty Trust, Inc. is organized and will operate in a manner so as to qualify as a REIT, qualification as a REIT involves the satisfaction of numerous requirements, some of which must be met on a recurring basis. These requirements are established under highly technical and complex Code provisions of which there are only limited judicial or administrative interpretations, and involve the determination of various factual matters and circumstances not entirely within our control. If First Industrial Realty Trust, Inc. were to fail to qualify as a REIT in any taxable year, First Industrial Realty Trust, Inc. would be subject to federal income tax, including any applicable alternative minimum tax, on First Industrial Realty Trust, Inc.'s taxable income at corporate rates. Unless entitled to relief under certain statutory provisions, First Industrial Realty Trust, Inc. also would be disqualified from treatment as a REIT for the four taxable years that follow. See "Federal Income Tax Considerations."

The REIT distribution requirements may require us to turn to external financing sources.

     First Industrial Realty Trust, Inc. could, in certain instances, have taxable income without sufficient cash to enable First Industrial Realty Trust, Inc. to meet the distribution requirements of the REIT provisions of the Code. In that situation, we could be required to borrow funds or sell properties on adverse terms in order to meet those distribution requirements. In addition, because First Industrial Realty Trust, Inc. must distribute to its stockholders at least 90% of our REIT taxable income each year, our ability to accumulate capital may be limited. Thus, in connection with future acquisitions, First Industrial Realty Trust, Inc. may be more dependent on outside sources of financing, such as debt financing or issuances of additional capital stock, which may or may not be available on favorable terms. Additional debt financings may substantially increase our leverage and additional equity offerings may result in substantial dilution of stockholders' interests. See "Federal Income Tax Considerations."

There are restrictions on the transfer of our common stock.

     To maintain First Industrial Realty Trust, Inc.'s qualification as a REIT under the Code, no more than 50% in value of our outstanding capital stock may be owned, actually or by attribution, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of a taxable year. Accordingly, First Industrial Realty Trust, Inc.'s articles of incorporation contain provisions restricting the ownership and transfer of our capital stock. See "Restrictions on Transfers of Capital Stock."

Debt financing and the degree of leverage could reduce our cash flow.

     Where possible, we intend to continue to use leverage to increase the rate of return on our investments and to allow us to make more investments than we otherwise could. Our use of leverage presents an additional element of risk in the event that the cash flow from our properties is insufficient to meet both debt payment obligations and the distribution requirements of the REIT provisions of the Code.

Cross-collateralization of mortgage loans could result in foreclosure on substantially all of our properties if we are unable to service our indebtedness.

     If the Operating Partnership determines to obtain additional debt financing in the future, it may do so through mortgages on some or all of its properties. These mortgages may be on recourse, non-recourse or cross-collateralized bases. Cross-collateralization makes all of the subject properties available to the lender in order to satisfy our debt. Holders of indebtedness that is so secured will have a claim against these properties and to the extent indebtedness is cross-collateralized, lenders may seek to foreclose upon properties that are not the primary collateral for their loan, which may, in turn, result in acceleration of other indebtedness secured by properties. Foreclosure of properties would result in a loss of income and asset value to First Industrial, L.P. and First Industrial Realty Trust, Inc., making it difficult for us to meet both debt payment obligations and the distribution requirements of the REIT provisions of the Code.

We may have to make lump-sum payments on our existing indebtedness.

     We are required to make lump-sum or "balloon" payments under the terms of some of our indebtedness, including the Operating Partnership's:

     o $200 million aggregate principal amount of 7.60% Notes due 2028 (the "2028 Notes")

     o $100 million aggregate principal amount of 7.15% Notes due 2027 (the "2027 Notes")

               The holders of the 2027 Notes have the right to require First Industrial Realty Trust, Inc. to redeem through the Operating Partnership the 2027 Notes, in whole or in part, on May 15, 2002.

     o $100 million aggregate principal amount of 7.50% Notes due 2017 (the "2017 Notes")

     o $100 million aggregate principal amount of 7 3/8% Notes due 2011 (the "Trust Notes")

               The trust to which the Trust Notes were issued must exercise its right to require First Industrial Realty Trust, Inc., through the Operating Partnership, to redeem the Trust Notes on May 15, 2004 if the holder of a call option with respect to the Trust Notes fails to give written notice on or before May 1, 2004 that it intends to exercise such option.

     o $200 million aggregate principal amount of our 7.375% Notes due 2011 (the "2011 Notes")

     o $150 million aggregate principal amount of 7.60% Notes due 2007 (the "2007 Notes")

     o $150 million aggregate principal amount of 7.0% Notes due 2006 (the "2006 Notes")

     o $50 million aggregate principal amount of 6.90% Notes due 2005 (the "2005 Notes")

     o $100 million aggregate principal amount of 6 1/2% dealer remarketable securities due April 5, 2011 (the "Drs.")

               If J.P. Morgan Securities Inc., as the remarketing dealer, elects to repurchase the Drs., the Operating Partnership has the option to redeem the Drs. from the remarketing dealer on April 5, 2001. The Drs. are subject to mandatory repurchase by the Operating Partnership if the remarketing dealer does not elect to repurchase the Drs. on April 5, 2001.

     and

     o a $300 million unsecured revolving credit facility (the "Acquisition Facility") under which First Industrial Realty Trust, Inc., through the Operating Partnership, may borrow to finance the acquisition of additional properties and for other corporate purposes, including working capital.

               The Acquisition Facility provides for the repayment of principal in a lump-sum or "balloon" payment at maturity in 2003. Under the Acquisition Facility, the Operating Partnership has the right, subject to certain conditions, to increase the aggregate commitment under the Acquisition Facility by up to $100 million.

     Our ability to make required payments of principal on outstanding indebtedness, whether at maturity or otherwise, may depend on our ability either to refinance the applicable indebtedness or to sell properties. We have no commitments to refinance the 2005 Notes, the 2006 Notes, the 2007 Notes, the 2011 Notes, the Trust Notes, the 2017 Notes, the 2027 Notes, the 2028 Notes, the Drs. (except as described above) or the Acquisition Facility. Some of the existing debt obligations, other than those discussed above, of First Industrial Realty Trust, Inc., through the Operating Partnership, are secured by our properties, and therefore such obligations will permit the lender to foreclose on those properties in the event of a default.

There is no limitation on debt in our organizational documents.

     We currently have a policy of maintaining a ratio of debt to total market capitalization of 50% or less. We compute that percentage by calculating our total consolidated debt as a percentage of the aggregate market value of all outstanding shares of our common stock, assuming the exchange of all limited partnership units of the Operating Partnership for common stock, plus the aggregate stated value of all outstanding shares of preferred stock and total consolidated debt. We also currently have a policy of maintaining a coverage ratio of at least 2.0:1. We calculate the coverage ratio as total revenues minus property expenses and general and administrative expenses divided by interest expense plus capitalized interest and dividends on preferred stock.

     As of December 31, 2000, our ratio of debt to our total market capitalization was 38.4% and for the twelve months ended December 31, 2000 our coverage ratio was 2.14:1. The organizational documents of First Industrial Realty Trust, Inc., however, do not contain any limitation on the amount or percentage of indebtedness we may incur and our Board of Directors has the power to alter the current policy. Accordingly, we could become more highly leveraged, resulting in an increase in debt service that could adversely affect our ability to make expected distributions to stockholders and in an increased risk of default on our obligations.

Rising interest rates on our Acquisition Facility could decrease our available cash.

     Our Acquisition Facility bears interest at a floating rate. Increases in the interest rate payable on balances outstanding under the Acquisition Facility would decrease our cash available for distribution to stockholders.

The charter documents of First Industrial Realty Trust, Inc. may hinder attempts to acquire us.

     Provisions of the articles of incorporation of First Industrial Realty Trust, Inc. may have the effect of delaying, deferring or preventing a third party from making an acquisition proposal for First Industrial Realty Trust, Inc. and thus inhibit a change in control, thereby limiting the opportunity for First Industrial Realty Trust, Inc.'s stockholders to receive a premium for their common stock. See "Certain Provisions of Maryland law and the First Industrial Realty Trust, Inc. Articles of Incorporation and Bylaws."

The provisions of First Industrial Realty Trust, Inc.'s preferred stock may hinder attempts to acquire us.

     Under the articles of incorporation of First Industrial Realty Trust, Inc., First Industrial Realty Trust, Inc. has authority to issue up to 10,000,000 shares of preferred stock on such terms as may be authorized by First Industrial Realty Trust, Inc.'s board of directors. The following amounts were outstanding on December 31, 2000:

     o    1,650,000 shares of Series A preferred stock

     o    40,000 shares of Series B preferred stock

     o    20,000 shares of Series C preferred stock

     o    50,000 shares of Series D preferred stock, and

     o    30,000 shares of Series E preferred stock.

The terms of the preferred stock could delay, deter or prevent a change in control or other transaction that might involve a premium price or otherwise be in the best interest of First Industrial Realty Trust, Inc.'s stockholders. The board of directors has also reserved 1,000,000 shares of our junior participating preferred stock for issuance under a shareholder rights plan adopted by First Industrial Realty Trust, Inc.'s board of directors. The terms of the shareholder rights plan could delay, deter or prevent a change in control or other transaction that might involve a premium price or otherwise be in the best interest of First Industrial Realty Trust, Inc.'s stockholders.

Maryland law provisions may hinder attempts to acquire First Industrial Realty Trust, Inc.

     Under the Maryland General Corporation Law, as applicable to Maryland corporate REITs, specified "business combinations" between a Maryland REIT, such as First Industrial Realty Trust, Inc., and any person who beneficially owns 10% or more of the voting power of the corporation's shares (an "Interested Stockholder") or, in certain circumstances, an associate or an affiliate of the Interested Stockholder, are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Business combinations for the purposes of the preceding sentence are defined by the MGCL to include specified mergers, consolidations, share exchanges and asset transfers, some issuances and reclassifications of equity securities, the adoption of a plan of liquidation or dissolution or the receipt by an Interested Stockholder or its affiliate of any loan advance, guarantee, pledge or other financial assistance or tax advantage provided by First Industrial Realty Trust, Inc. After the five-year period, any such business combination must be recommended by the board of directors and approved by two super-majority stockholder votes unless, among other conditions, the corporation's common stockholders receive a minimum price, as defined in the MGCL, for their shares, in cash or in the same form as previously paid by the Interested Stockholder for its shares. The provisions of the MGCL do not apply to business combinations that are approved or exempted by the board of directors prior to the time that the Interested Stockholder becomes an Interested Stockholder.

     First Industrial Realty Trust, Inc.'s articles of incorporation exempt from the business combination provisions of the MGCL any business combination in which there is no Interested Stockholder other than Jay H. Shidler, Chairman of our Board of Directors, or any entity controlled by Mr. Shidler, unless Mr. Shidler is an Interested Stockholder without taking into account Mr. Shidler's ownership of shares of First Industrial Realty Trust, Inc.'s common stock and the right to acquire shares of common stock in an aggregate amount which does not exceed the number of shares that Mr. Shidler owned and had the right to acquire, including through the exchange of limited partnership units of First Industrial, L.P., at the time of the consummation of First Industrial Realty Trust, Inc.'s initial public offering.

     As a result, Mr. Shidler and entities controlled by him may enter into business combinations with First Industrial Realty Trust, Inc. that may not be in the best interest of its stockholders. With respect to business combinations with any other persons, the business combination provisions of the MGCL may delay, deter or prevent a change in control of First Industrial Realty Trust, Inc. that might involve a premium price or otherwise be in the best interest of stockholders.

     The MGCL provides that "control shares" of a Maryland REIT acquired in a control share acquisition have no voting rights, except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers of the corporation and by employees who are also directors of the corporation. "Control shares" are defined as voting shares of stock or beneficial interests that entitle their holder to one of several specified ranges of voting power in elections of directors. If voting rights with respect to control shares have not been approved at a meeting of stockholders, then, subject to certain conditions and limitations, the issuer may redeem any or all of such control shares for fair value. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. First Industrial Realty Trust, Inc.'s bylaws contain a provision exempting any and all acquisitions of shares of First Industrial Realty Trust, Inc.'s capital stock from the control share provisions of the MGCL. There can be no assurance that this provision will not be amended or eliminated in the future.

The composition of First Industrial Realty Trust, Inc.'s board of directors could hinder a change in control.

     First Industrial Realty Trust, Inc.'s directors are divided into three classes by its articles of incorporation, with terms expiring over a three-year period. The classified board provision could make it more difficult and time-consuming to remove the incumbent directors and may delay, deter or prevent a change in control of First Industrial Realty Trust, Inc. that might involve a premium price or otherwise be in the best interest of stockholders.

Some of First Industrial Realty Trust, Inc.'s officers and directors may have conflicts of interest with us because of their equity ownership in industrial properties not owned by us.

     Entities affiliated with, or controlled by, some of First Industrial Realty Trust, Inc.'s officers and directors hold equity interests in industrial properties not owned by us. Some of these properties may compete with properties owned by us. There can be no assurance that decisions by First Industrial Realty Trust, Inc.'s officers and directors will fully represent the interests of First Industrial Realty Trust, Inc.'s stockholders rather than those individuals and their affiliates.

Some of First Industrial Realty Trust, Inc.'s officers and directors may have interests opposed to us with respect to certain transactions because they may suffer adverse tax consequences.

     Some of the officers and directors of First Industrial Realty Trust, Inc. own limited partnership units of the Operating Partnership, which may be exchanged for shares of common stock. Prior to the exchange of units for common stock, the officers and directors who own limited partnership units may suffer different and more adverse tax consequences than holders of common stock upon the sale of certain of our properties, the refinancing of debt associated with those properties or in connection with a proposed tender offer or merger involving us. Therefore, those individuals and First Industrial Realty Trust, Inc., as partners in the Operating Partnership, may have different objectives regarding the appropriate terms of any such transaction.

                       RATIOS OF EARNINGS TO FIXED CHARGES

     The Company's ratios of earnings to fixed charges plus preferred dividend requirements for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 were 1.54x, 1.62x, 1.62x, 1.79x and 1.88x, respec-
tively. The Operating Partnership's ratios of earnings to fixed charges for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 were 2.13x, 2.44x,
2.29x, 2.97x and 6.96x, respectively.

     For purposes of computing the ratios of earnings to fixed charges, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income (excluding interest income on securities collateralizing the defeasance of First Industrial Realty Trust, Inc.'s $300 million mortgage loan) from operations before income allocated to minority interest, disposition of interest rate protection agreements, and restructuring and abandoned pursuit cost charge. Fixed charges consist of interest cost (excluding interest on First Industrial Realty Trust, Inc.'s $300 million mortgage loan accruing after the date of defeasance), whether expensed or capitalized, and amortization of interest rate protection agreements and deferred financing costs.

                                 USE OF PROCEEDS

     Unless otherwise described in the applicable prospectus supplement, First Industrial Realty Trust, Inc. and the Operating Partnership intend to use the net proceeds from the sale of securities offered by this prospectus and the applicable prospectus supplement for general corporate purposes, which may include the acquisition of additional properties, the repayment of outstanding debt, the redemption of First Industrial Realty Trust, Inc.'s preferred stock or the improvement of certain properties already in First Industrial Realty Trust, Inc.'s portfolio. Any proceeds from the sale of common stock, preferred stock or depositary shares by First Industrial Realty Trust, Inc. will be invested in the Operating Partnership, which will use the proceeds for the same purposes.

                              PLAN OF DISTRIBUTION

     First Industrial Realty Trust, Inc. and/or the Operating Partnership may sell offered securities in any one or more of the following ways from time to time:

     o    through agents;

     o    to or through underwriters;

     o    through dealers;

     o    directly by us to purchasers; or

     o    through a combination of these methods of sale.

     The prospectus supplement relating to the offered securities will set forth the terms of the offering and of the offered securities, including:

     o    the name or names of any underwriters, dealers or agents;

     o the purchase price of the offered securities and the proceeds to First Industrial Realty Trust, Inc. and/or the Operating Partnership from such sale;

     o any underwriting discounts and commission or agency fees and other items constituting underwriters' or agents' compensation;

     o    any initial public offering price; and

     o any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

     Offers to purchase offered securities may be solicited by agents designated by First Industrial Realty Trust, Inc. and/or the Operating Partnership from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by First Industrial Realty Trust, Inc. and/or the Operating Partnership to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the offered securities so offered and sold.

     If offered securities are sold by means of an underwritten offering, First Industrial Realty Trust, Inc. and/or the Operating Partnership will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

     First Industrial Realty Trust, Inc. and/or the Operating Partnership may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions, as may be set forth in the prospectus supplement relating thereto. If First Industrial Realty Trust, Inc. and/or the Operating Partnership grant any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to the offered securities.

     If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, First Industrial Realty Trust, Inc. and/or the Operating Partnership will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

     Offers to purchase offered securities may be solicited directly by First Industrial Realty Trust, Inc. and/or the Operating Partnership and the sale may be made by First Industrial Realty Trust, Inc. and/or the Operating Partnership directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

     Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for First Industrial Realty Trust, Inc. and/or the Operating Partnership. Any remarketing firm will be identified and the terms of its agreements, if any, with First Industrial Realty Trust, Inc. and/or the Operating Partnership and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

     Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with First Industrial Realty Trust, Inc. and/or the Operating Partnership to indemnification by First Industrial Realty Trust, Inc. and/or the Operating Partnership against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make. The terms of any such indemnification or contribution will be described in the related prospectus supplement.

     If so indicated in the prospectus supplement, First Industrial Realty Trust, Inc. and/or the Operating Partnership will authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase offered securities from First Industrial Realty Trust, Inc. and/or the Operating Partnership, pursuant to contracts providing for payments and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by First Industrial Realty Trust, Inc. and/or the Operating Partnership. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

     Each series of offered securities will be a new issue and, other than the common stock of First Industrial Realty Trust, Inc., which is listed on the NYSE, will have no established trading market. First Industrial Realty Trust, Inc. and/or the Operating Partnership may elect to list any series of offered securities on an exchange or automated quotation system, and in the case of the common stock of First Industrial Realty Trust, Inc., on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, First Industrial Realty Trust, Inc. and/or the Operating Partnership will not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

     Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, First Industrial Realty Trust, Inc. and/or the Operating Partnership and their subsidiaries in the ordinary course of business.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be issued under an indenture, dated as of May 13, 1997, between the Operating Partnership and First Trust National Association, as trustee, which has been incorporated by reference as an exhibit to the Registration Statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The indenture is subject to and governed by the Trust Inden-ture Act of 1939, as amended. The statements made under this heading relating to the debt securities and the indenture are summaries only, do not purport to be complete and are qualified in their entirety by reference to the indenture and the debt securities. All material terms of the debt securities and the indenture, other than those disclosed in the applicable prospectus supplement, are described in this prospectus.

     The debt securities to be offered under this prospectus and in any applicable prospectus supplement will be "investment grade" securities, meaning that at the time of the offering of the debt securities, at least one nationally recognized statistical rating organization, as defined in the Exchange Act, will have rated the debt securities in one of its generic rating categories that signifies investment grade. Typically the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grades. An investment grade rating is not a recommendation to buy, sell or hold securities, is subject to revision or withdrawal at any time by the assigning entity and should be evaluated independently of any other rating.

Terms

     General. The debt securities will be direct unsecured obligations of the Operating Partnership. The indebtedness represented by the debt securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. No partner, whether limited or general, including First Industrial Realty Trust, of the Operating Partnership has any obligation for the payment of principal of, or premium, if any, or interest, if any, on, or any other amount with respect to, the debt securities. The particular terms of the debt securities offered by a prospectus supplement, including any applicable federal income tax considerations, will be described in the applicable prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus and in the indenture. For a description of the terms of any series of debt securities, you should read both the prospectus supplement relating to the debt securities and the description of the debt securities in this prospectus.

     Except as set forth in any prospectus supplement, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by the Operating Partnership or as set forth in the indenture or in one or more indentures supplemental to the indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

     The indenture provides that the Operating Partnership may, but need not, designate more than one trustee, each with respect to one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee. In that event and except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

     The following summaries set forth general terms and provisions of the indenture and the debt securities. The prospectus supplement relating to the applicable series of debt securities will contain further terms of the debt securities, including the following specific terms:

     o    The title of the debt securities;

     o The aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

     o The price, expressed as a percentage of the principal amount thereof, at which the debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of maturity;

     o The date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

     o The rate or rates, which may be fixed or variable, or the method by which the rate or rates shall be determined, at which the debt securities will bear interest, if any;

     o The date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates on which any interest will be payable, the record dates for interest payment dates, or the method by which the dates shall be determined, the persons to whom the interest will be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

     o The place or places where the principal of, and premium or make-whole amount, if any, and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Operating Partnership in respect of the debt securities and the indenture may be served;

     o The period or periods, if any, within which, the price or prices at which, and the other terms and conditions upon which, the debt securities may, under any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of the Operating Partnership;

     o The obligation, if any, of the Operating Partnership to redeem, repay or purchase the debt securities under any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which, the debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

     o If other than U.S. dollars, the currency or currencies in which the debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

     o Whether the amount of payments of principal of, and premium or make-whole amount, if any, including any amount due upon redemption, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies, and the manner in which such amounts shall be determined;

     o Whether the principal of, and premium or make-whole amount, if any, or interest on the debt securities of the series are to be payable, at the election of the Operating Partnership or a holder of debt securities, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, that election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are to be so payable;

     o Provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

     o Any deletions from, modifications of or additions to the events of default or covenants of the Operating Partnership with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

     o Whether and under what circumstances the Operating Partnership will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem the debt securities in lieu of making such payment;

     o Whether debt securities of the series are to be issuable as registered securities, bearer securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of bearer securities and the terms upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa, if permitted by applicable laws and regulations, whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the indenture, and, if registered securities of the series are to be issuable as a global security, the identity of the depository for such series;

     o The date as of which any bearer securities of the series and any temporary global security representing outstanding debt securities of the series shall be dated if other than the date of original issuance of the first security of the series to be issued;

     o The person to whom any interest on any registered security of the series shall be payable, if other than the person in whose name that security, or one or more predecessor securities, is registered at the close of business on the regular record date for such interest, the manner in which, or the person to whom, any interest on any bearer security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global security on an interest payment date will be paid if other than in the manner provided in the indenture;

     o Whether the debt securities will be issued in certificated or book entry form;

     o The applicability, if any, of the defeasance and covenant defeasance provisions of the indenture to the debt securities of the series;

     o If the debt securities of the series are to be issuable in definitive form, whether upon original issue or upon exchange of a temporary Security of the series, only upon receipt of certain certifi-cates or other documents or satisfaction of other conditions, then the form and/or terms of the certificates, documents or conditions; and

     o Any other terms of the series, which terms shall not be inconsistent with the provisions of the indenture.

     If so provided in the applicable prospectus supplement, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax, accounting and other considerations applicable to such original issue discount securities will be described in the applicable prospectus supplement.

     Except as may be set forth in any prospectus supplement, the indenture does not contain any provisions that would limit the ability of the Operating Partnership to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving the Operating Partnership or in the event of a change of control. Restrictions on ownership and transfers of the common stock and preferred stock of First Industrial Realty Trust, Inc. are designed to preserve First Industrial Realty Trust, Inc.'s status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Restrictions on Transfers of Capital Stock." Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of, or additions to, the events of default or covenants of the Operating Partnership that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

     Unless otherwise provided in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples thereof. Where debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities will be described in the applicable prospectus supplement. Bearer debt securities will be transferable by delivery.

     Unless otherwise provided in the applicable prospectus supplement, the principal of, and applicable premium or Make-Whole Amount, if any, and interest on any series of debt securities will be payable at the corporate trust office of the applicable trustee, the address of which will be stated in the applicable prospectus supplement. However, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for the debt securities or by wire transfer of funds to such person at an account maintained within the United States.

     Unless otherwise provided in the applicable prospectus supplement, any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security in registered form, or "Defaulted Interest," will immediately cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, in which case notice thereof shall be given to the holder of the debt security not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the indenture.

     Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of the debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent designated by the Operating Partner-ship for such purpose. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the applicable trustee or at the office of any transfer agent designated by the Operating Partnership for that purpose. Every debt security in registered form surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting that action must provide evidence of title and identity satisfactory to the applicable trustee or transfer agent. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent, in addition to the applicable trustee, initially designated by the Operating Partnership with respect to any series of debt securities, the Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each place of payment for that series. The Operating Partnership may at any time designate additional transfer agents with respect to any series of debt securities.

     Neither the Operating Partnership nor any trustee shall be required to

     o issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the selection of any debt securities for redemption and ending at the close of business on

          - if the debt securities are issuable only as registered securities, the day of the mailing of the relevant notice of redemption and

          - if the debt securities are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if the debt securities are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

     o register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part;

     o exchange any bearer security selected for redemption except that, to the extent provided with respect to the bearer security, the bearer security may be exchanged for a registered security of that series and of like tenor, provided that the registered security shall be simultaneously surrendered for redemption; or

     o issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid.

     Payment in respect of debt securities in bearer form will be made in the currency and in the manner designated in the applicable prospectus supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Operating Partnership may appoint from time to time. The paying agents outside the United States, if any, initially appointed by the Operating Partnership for a series of debt securities will be named in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership may at any time designate additional paying agents or rescind the designation of any paying agents, except that,

     o if debt securities of a series are issuable in registered form, the Operating Partnership will be required to maintain at least one paying agent in each place of payment for such series and

     o if debt securities of a series are issuable in bearer form, the Operating Partnership will be required to maintain at least one paying agent in a place of payment outside the United States where debt securities of such series and any coupons appertaining thereto may be presented and surrendered for payment.

Merger, Consolidation or Sale of Assets

     The indenture provides that the Operating Partnership may, without the consent of the holders of any outstanding debt securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that

     o either the Operating Partnership shall be the continuing entity, or the successor entity, if other than the Operating Partnership, formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is organized under the laws of any domestic jurisdiction and expressly assumes the Operating Partnership's obligations to pay principal of, and premium or Make-Whole Amount, if any, and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

     o immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Operating Partnership or any subsidiary as a result thereof as having been incurred by the Operating Partnership or such subsidiary at the time of such transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

     o an officers' certificate and legal opinion covering those conditions shall be delivered to each trustee.

Certain Covenants

     The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will include the following covenants of the Operating
Partnership:

     Existence. Except as permitted under "--Merger, Consolidation or Sale of Assets," the indenture requires the Operating Partnership to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Operating Partnership shall not be required to preserve any right or franchise if it determines that their preservation is no longer desirable in the conduct of its business.

     Maintenance of Properties. The indenture requires the Operating Partnership to cause all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Operating Partnership may be necessary so that the business carried on may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership and its subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

     Insurance. The indenture requires the Operating Partnership to cause each of its and its subsidiaries' insurable properties to be insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and, if described in the applicable prospectus supplement, having a specified rating from a recognized insurance rating service.

     Payment of taxes and other claims. The indenture requires the Operating Partnership to pay or discharge or cause to be paid or discharged, before the same shall become delinquent,

     o all taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon the income, profits or property of the Operating Partnership or any subsidiary; and

     o all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership or any subsidiary;

provided, however, that the Operating Partnership shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

Events of Default, Notice and Waiver

     Unless otherwise provided in the applicable prospectus supplement, the indenture provides that the following events are "events of default" with respect to any series of debt securities issued thereunder:

     (1) default in the payment of any interest on any debt security of such series when such interest becomes due and payable that continues for a period of 30 days;

     (2) default in the payment of the principal of, or premium or make-whole amount, if any, on, any debt security of such series when due and payable;

     (3) default in making any sinking fund payment as required for any debt security of such series;

     (4) default in the performance, or breach, of any other covenant or warranty of the Operating Partnership in the indenture with respect to the debt securities of such series and continuance of such default or breach for a period of 60 days after written notice as provided in the indenture;

     (5) default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Operating Partnership, or by any subsidiary the repayment of which the Operating Partnership has guaranteed or for which the Operating Partnership is directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after written notice to the Operating Partnership as provided in the indenture;

     (6) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership or any significant subsidiary; and

     (7) any other event of default provided with respect to a particular series of debt securities.

The term "significant subsidiary" has the meaning ascribed to that term in Regulation S-X promulgated under the Securities Act.

     If an event of default under the indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable trustee or the holders of not less than 25% in principal amount of the debt securities of that series will have the right to declare the principal amount of, or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof, and premium or make-whole amount, if any, on, all the debt securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership, and to the applicable trustee if given by the holders; provided, that in the case of an event of default described under the sixth clause of the preceding paragraph, acceleration is automatic. However, at any time after such a declaration of acceleration with respect to debt securities of the series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of the series may rescind and annul such declaration and its consequences if

     o the Operating Partnership shall have deposited with the applicable trustee all required payments of the principal of, and premium or make-whole amount, if any, and interest on the debt securities of the series, plus certain fees, expenses, disbursements and advances of the applicable trustee, and

     o all events of default, other than the non-payment of accelerated principal, or specified portion thereof and the premium or make-whole amount, if any, with respect to debt securities of the series have been cured or waived as provided in the indenture.

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to such series and its consequences, except a default

     o in the payment of the principal of, or premium or make-whole amount, if any, or interest on any debt security of the series or

     o in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

     The indenture requires each trustee to give notice to the holders of debt securities within 90 days of a default under the indenture unless such default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series, except a default in the payment of the principal of, or premium or make-whole amount, if any, or interest on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series if specified responsible officers of the trustee consider such withholding to be in the interest of such holders.

     The indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and premium or make-whole amount, if any, and interest on the debt securities at their respective due dates or redemption dates.

     The indenture provides that, subject to provisions in the indenture relating to its duties in case of default, a trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the indenture, as the case may be, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

     Within 120 days after the close of each fiscal year, the Operating Partnership will be required to deliver to each trustee a certificate, signed by one of several specified officers of First Industrial Realty Trust, Inc., stating whether or not such officer has knowledge of any default under the indenture and, if so, specifying each First Industrial Realty Trust, Inc. default and the nature and status thereof.

Modification of the Indenture

     Modifications and amendments of the indenture are permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture affected by such modification or amendment. However, that no modification or amendment may, without the consent of the holder of each such debt security affected thereby,

     o change the stated maturity of the principal of, or any installment of interest, or premium or make-whole amount, if any, on, any debt security;

     o reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, any such debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

     o change the place of payment, or the coin or currency, for payment of principal of, or premium or make-whole amount, if any, or interest on any debt security;

     o impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

     o reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture; or

     o modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security.

     The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, compliance by the Operating Partnership with certain restrictive covenants of the indenture.

     Modifications and amendments of the indenture are permitted to be made by the Operating Partnership and the respective trustee thereunder without the consent of any holder of debt securities for any of the following purposes:

     o to evidence the succession of another person to the Operating Partnership as obligor under the indenture;

     o to add to the covenants of the Operating Partnership for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership in the indenture;

     o to add events of default for the benefit of the holders of all or any series of debt securities;

     o to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

     o to change or eliminate any provisions of the indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto that are entitled to the benefit of such provision;

     o    to secure the debt securities;

     o    to establish the form or terms of debt securities of any series;

     o to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

     o to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under the indenture in any material respect; or

     o to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series in any material respect.

     The indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities,

     o the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof,

     o the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for the debt security, of the principal amount of the debt security, or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of the debt security of the amount determined as provided in the subparagraph immediately above,

     o the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to the indenture, and

     o debt securities owned by the Operating Partnership or any other obligor upon the debt securities or any affiliate of the Operating Partnership or of such other obligor shall be disregarded.

     The indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by the Operating Partnership or the holders of at least 25% in principal amount of the outstanding debt securities of the series, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken at the meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of the series will constitute a quorum.

     Notwithstanding the foregoing provisions, the indenture provides that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of such series and one or more additional series:

     o    there shall be no minimum quorum requirement for such meeting, and

     o the principal amount of the outstanding debt securities of the series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

     Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership will be permitted, at its option, to discharge certain obligations to holders of any series of debt securities issued under the indenture that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal, and premium or make-whole amount, if any, and interest to the date of such deposit, if the debt securities have become due and payable, or to the stated maturity or redemption date, as the case may be.

     The indenture provides that, unless otherwise provided in the applicable prospectus supplement, the Operating Partnership may elect either

     o to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities, and to hold moneys for payment in trust, or "defeasance," or

     o to be released from certain obligations with respect to the debt securities under the indenture, including the restrictions described under "--Certain Covenants" or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to the debt securities, or "covenant defeasance,"

in either case upon the irrevocable deposit by the Operating Partnership with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable at stated maturity, or government obligations as defined below, or both, applicable to the debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and premium or make-whole amount, if any, and interest on the debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust will only be permitted to be established if, among other things, the Operating Partnership has delivered to the applicable trustee an opinion of counsel, as specified in the indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of the debt securities would thereafter be able to look only to such trust fund for payment of principal, and premium or make-whole amount, if any, and interest.

     "Government obligations" means securities that are

     o direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or

     o obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the debt securities of the series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt, provided that except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

     Unless otherwise provided in the applicable prospectus supplement, if after the Operating Partnership has deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series,

     o the holder of a debt security of the series is entitled to, and does, elect pursuant to the indenture or the terms of the debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of the debt security, or

     o a conversion event, as defined below, occurs in respect of the currency, currency unit or composite currency in which such deposit has been made,

the indebtedness represented by the debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium or make-whole amount, if any, and interest on the debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

     "Conversion event" means the cessation of use of

     o a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community,

     o the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or

     o any currency unit or composite currency other than the ECU for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and premium or make-whole amount, if any, and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

     In the event the Operating Partnership effects covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (4) under "--Events of Default, Notice and Waiver" with respect to specified sections of the indenture, which sections would no longer be applicable to the debt securities, or described in clause (7) under "--Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which the debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, the Operating Partnership would remain liable to make payment of those amounts due at the time of acceleration.

     The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

No Conversion Rights

     The debt securities will not be convertible into or exchangeable for any capital stock of First Industrial Realty Trust, Inc. or equity interest in the Operating Partnership.

Global Securities

     The debt securities of a series may be issued in whole or in part in book-entry form consisting of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to the series.

Payment and Paying Agents

     Unless otherwise provided in the applicable prospectus supplement, the principal of, and applicable premium or make-whole amount, if any, and interest on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for the debt securities or by wire transfer of funds to such person at an account maintained within the United States.

     All moneys paid by the Operating Partnership to a paying agent or a trustee for the payment of the principal of or any premium, make-whole amount or interest on any debt security which remain unclaimed at the end of two years after such principal, premium, make-whole amount or interest has become due and payable will be repaid to the Operating Partnership, and the holder of the debt security thereafter may look only to the Operating Partnership for payment thereof.

                         DESCRIPTION OF PREFERRED STOCK

     The following is a summary of the material terms of our preferred stock. You should also read our articles of incorporation and bylaws, which are incorporated by reference to the registration statement of which this prospectus is a part.

General

     Under our articles of incorporation, First Industrial Realty Trust, Inc. has authority to issue 10 million shares of its preferred stock, par value $.01 per share. The preferred stock may be issued from time to time, in one or more series, as authorized by First Industrial Realty Trust, Inc.'s board of directors. Prior to issuance of shares of each series, First Industrial Realty Trust, Inc.'s board of directors is required by the MGCL and our articles of incorporation to fix for each series, subject to the provisions of the articles of incorporation regarding excess stock, par value $.01 per share, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of those shares as may be permitted by Maryland law. These rights, powers, restrictions and limitations could include the right to receive specified dividend payments and payments on liquidation prior to any payments to holders of common stock or other capital stock of First Industrial Realty Trust, Inc. ranking junior to the preferred stock. The outstanding shares of preferred stock are, and additional shares of preferred stock will be, when issued, fully paid and nonassessable and will have no preemptive rights. First Industrial Realty Trust, Inc.'s board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of those shares of common stock.

Outstanding Preferred Stock

     At December 31, 2000, First Industrial Realty Trust, Inc. had outstanding 1,650,000 shares of Series A preferred stock, 40,000 shares of Series B preferred stock, 20,000 shares of Series C preferred stock, 50,000 shares of Series D preferred stock and 30,000 shares of Series E preferred stock, constituting all of First Industrial Realty Trust, Inc.'s outstanding preferred stock. The terms of the Series A, Series B, Series C, Series D and Series E preferred stock provide for a preference as to the payment of dividends over shares of common stock and any other capital stock ranking junior to the Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock and Series E preferred stock, and for cumulative quarterly dividends at the rate of $2.375, $218.75, $215.625, $198.75 and $197.50, respectively, per share per year. On and after November 17, 2000, May 14, 2002, June 6, 2007, February 4, 2003 and March 18, 2003, respectively, the Series A , Series B, Series C, Series D and Series E preferred stock, respectively, are subject to redemption, in each case in whole or in part, at the option of First Industrial Realty Trust, Inc., at a cash redemption price of $25.00 per share, $2,500.00 per share, $2,500.00 per share, $2,500 per share and $2,500 per share, respectively, plus accrued and unpaid dividends. The Series A, Series B, Series C, Series D and Series E preferred stock rank on a parity as to payment of dividends and amounts upon liquidation. However, the Series A preferred stock has the benefit of the guarantee agreement, as described below.

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of First Industrial Realty Trust, Inc., the holders of the Series A, Series B, Series C, Series D and Series E preferred stock will be entitled to receive out of First Industrial Realty Trust, Inc.'s assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock or any other shares of capital stock ranking, as to distributions, junior to the Series A, Series B, Series C, Series D and Series E preferred, liquidating distributions in the amount of $25.00 per share, $2,500.00 per share, $2,500.00 per share, $25.00 per share and $25.00 per share, respectively, plus all accrued and unpaid dividends.

     The Series A preferred stock is entitled to the benefits of a guarantee and payment agreement between First Industrial Securities L.P. and its general partner, First Industrial Securities Corporation, each a subsidiary of First Industrial Realty Trust, Inc., for the benefit of American National Bank and Trust Company of Chicago, as guarantee agent, under which First Industrial Securities L.P. has guaranteed, subject to the terms of the guarantee agreement, dividends on, and redemption and liquidation payments with respect to, the Se-ries A preferred stock. No other preferred stock of First Industrial Realty Trust, Inc. is or will be entitled to the benefits of the guarantee agreement and the Series B, Series C, Series D and Series E preferred stock do not have the benefit of any guarantee.

     Except as expressly required by law and in some other limited circumstances, the holders of the preferred stock are not entitled to vote. The consent of holders of at least 66% of the outstanding preferred stock and any other series of preferred stock ranking on a parity with the outstanding preferred stock, voting as a single class, is required to authorize another class of shares senior to the outstanding preferred stock. The affirmative vote or consent of the holders of at least 66% of the outstanding shares of each series of preferred stock is required to amend or repeal any provision of, or add any provision to, our articles of incorporation, including the articles supplementary relating to that series of preferred stock, if that action would materially and adversely alter or change the rights, preferences or privileges of that series of preferred stock.

Future Series of Preferred Stock

     The following is a description of the general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles of incorporation and bylaws and any applicable amendment to our articles of incorporation designating terms of a series of preferred stock.

     Any prospectus supplement relating to a future series of the preferred stock will contain specific terms, including:

     (1)  The title and stated value of the preferred stock;

     (2) The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

     (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

     (4) The date from which dividends on the preferred stock shall accumulate, if applicable;

     (5) The procedures for any auction and remarketing, if any, for the preferred stock;

     (6) The provision for a sinking fund, if any, for the preferred stock; (7) The provision for redemption, if applicable, of the preferred stock;

     (8)  Any listing of the preferred stock on any securities exchange;

     (9) The terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation of the conversion price;

     (10) Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

     (11) A discussion of federal income tax considerations applicable to the preferred stock;

     (12) The relative ranking and preference of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of First Industrial Realty Trust, Inc.;

     (13) Any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of First Industrial Realty Trust, Inc.; and

     (14) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of First Industrial Realty Trust, Inc. as a REIT.

     Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of First Industrial Realty Trust, Inc., rank:

     o senior to all classes or series of common stock, and to all equity securities ranking junior to that preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of First Industrial Realty Trust, Inc.;

     o on a parity with all equity securities issued by First Industrial Realty Trust, Inc. the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of First Industrial Realty Trust, Inc.; and

     o junior to all equity securities issued by First Industrial Realty Trust, Inc. the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of First Industrial Realty Trust, Inc.

The term "equity securities" does not include convertible debt securities.

Dividends

     Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by First Industrial Realty Trust, Inc.'s board of directors, out of First Industrial Realty Trust, Inc.'s assets legally available for payment, cash dividends at rates and on dates as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on the share transfer books of First Industrial Realty Trust, Inc. on the record dates as shall be fixed by First Industrial Realty Trust, Inc.'s board of directors.

     Dividends on any series of the preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If First Industrial Realty Trust, Inc.'s board of directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are non-cumulative, then the holders of that series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and First Industrial Realty Trust, Inc. will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment date.

     If preferred stock of any series is outstanding, no dividends will be declared or paid or set apart for payment on any capital stock of First Industrial Realty Trust, Inc. of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of that series for any period unless:

     o if that series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for that payment on the preferred stock of that series for all past dividend periods and the then current dividend period; or

     o if that series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for that payment on the preferred stock of that series.

When dividends are not paid in full, or a sum sufficient for full payment is not set apart, upon preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of that series, all dividends declared upon preferred stock of that series and any other series of preferred stock ranking on a parity as to dividends with that preferred stock will be declared pro rata so that the amount of dividends declared per share of preferred stock of that series and other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred stock of that series, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that preferred stock does not have a cumulative dividend, and the other series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of that series that may be in arrears.

     Except as provided in the immediately preceding paragraph, unless:

     o if a series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for all past dividend periods and the then current dividend period, and

     o if a series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for the then current dividend period, no dividends, other than in shares of common stock or other shares of capital stock ranking junior to the preferred stock of that series as to dividends and upon liquidation, shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the common stock, or any other capital stock of First Industrial Realty Trust, Inc. ranking junior to or on a parity with the preferred stock of that series as to dividends or upon liquidation, nor shall any shares of common stock, or any other shares of capital stock of First Industrial Realty Trust, Inc. ranking junior to or on a parity with the preferred stock of that series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares, by First Industrial Realty Trust, Inc., except by conversion into or exchange for other capital stock of First Industrial Realty Trust, Inc. ranking junior to the preferred stock of that series as to dividends and upon liquidation.

     Any dividend payment made on shares of a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series which remain payable.

Redemption

     If provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at the option of First Industrial Realty Trust, Inc., as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in, the applicable prospectus supplement.

     The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that will be redeemed by First Industrial Realty Trust, Inc. in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends, which will not, if that preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of capital stock of First Industrial Realty Trust, Inc., the terms of that preferred stock may provide that, if no shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into the applicable shares of capital stock of First Industrial Realty Trust, Inc. pursuant to conversion provisions specified in the applicable prospectus supplement.

     However, unless

     o if a series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of that series of preferred stock will have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment set apart for payment for all past dividend periods and the then current dividend period, and

     o if a series of preferred stock does not have a cumulative dividend, full dividends on all shares of the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment set apart for payment for the then current dividend period, no shares of the series of preferred stock will be redeemed unless all outstanding shares of preferred stock of that series are simultaneously redeemed. However, the preceding shall not prevent the purchase or acquisition of preferred stock of that series to preserve the REIT status of First Industrial Realty Trust, Inc. or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series.

     In addition, unless

     o if the series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment set apart for payment for all past dividend periods and the then current dividend period, and

     o if the series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment set apart for payment for the then current dividend period,

First Industrial Realty Trust, Inc. will not purchase or otherwise acquire directly or indirectly any shares of preferred stock of that series, except by conversion into or exchange for capital shares of First Industrial Realty Trust, Inc. ranking junior to the preferred stock of that series as to dividends and upon liquidation. However, the preceding shall not prevent the purchase or acquisition of shares of preferred stock of that series to preserve the REIT status of First Industrial Realty Trust, Inc. or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series.

     If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, the number of shares to be redeemed will be determined by First Industrial Realty Trust, Inc. Those shares may be redeemed ratably from the holders of record of those shares in proportion to the number of those shares held or for which redemption is requested by that holder, with adjustments to avoid redemption of fractional shares, or by any other equitable manner determined by First Industrial Realty Trust, Inc.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed at the address shown on the stock transfer books of First Industrial Realty Trust, Inc. Each notice shall state:

     o    the redemption date;

     o    the number of shares and series of the preferred stock to be redeemed;

     o    the redemption price;

     o the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

     o that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

     o the date upon which the holder's conversion rights, if any, as to those shares shall terminate.

     If fewer than all the shares of preferred stock of any series are to be redeemed, the notice mailed to each holder of preferred stock shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any preferred stock has been given and if the funds necessary for the redemption have been set aside by First Industrial Realty Trust, Inc. in trust for the benefit of the holders of any preferred stock called for redemption, then from and after the redemption date dividends will cease to accrue on the preferred stock called for redemption, and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of First Industrial Realty Trust, Inc., then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of capital stock of First Industrial Realty Trust, Inc. ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of First Industrial Realty Trust, Inc., the holders of each series of preferred stock shall be entitled to receive out of assets of First Industrial Realty Trust, Inc. legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon, which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of First Industrial Realty Trust, Inc.'s remaining assets. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, First Industrial Realty Trust, Inc.'s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of capital stock of First Industrial Realty Trust, Inc. ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and those other classes or series of capital stock will share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions will have been made in full to all holders of preferred stock, First Industrial Realty Trust, Inc.'s remaining assets will be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, the consolidation or merger of First Industrial Realty Trust, Inc. with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of First Industrial Realty Trust, Inc., will not be deemed to constitute a liquidation, dissolution or winding up of First Industrial Realty Trust, Inc.

Voting Rights

     Holders of the preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

     Unless provided otherwise for any series of preferred stock, so long as any shares of preferred stock of a series remain outstanding, First Industrial Realty Trust, Inc. will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of that series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, each series voting separately as a class:

     o authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to that series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of First Industrial Realty Trust, Inc. into those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of those shares; or

     o amend, alter or repeal the provisions of our articles of incorporation or the designating amendment for that series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that series of preferred stock or the holders of that series of preferred stock.

However, with respect to the occurrence of any of the events set forth in the second subparagraph above, so long as the preferred stock remains outstanding with its terms materially unchanged, taking into account that upon the occurrence of an event, First Industrial Realty Trust, Inc. may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of preferred stock. Further,

     o any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or

     o any increase in the amount of authorized shares of that series or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of that series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers.

     These voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required shall be effected, all outstanding shares of that series of preferred stock shall have been redeemed or called for redemption and sufficient funds will have been deposited in trust to effect the redemption.

Conversion Rights

     The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement. The terms will include:

     o the number of shares of common stock into which the shares of preferred stock are convertible,

     o    the conversion price (or manner of calculating the conversion price),

     o    the conversion period,

     o provisions as to whether conversion will be at the option of the holders of the preferred stock or First Industrial Realty Trust, Inc.,

     o    the events requiring an adjustment of the conversion price, and

     o provisions affecting conversion in the event of the redemption of that series of preferred stock.

Restrictions on Ownership

     For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of a taxable year. To assist First Industrial Realty Trust, Inc. in meeting this requirement, First Industrial Realty Trust, Inc. may take certain actions to limit the beneficial ownership, directly or indirectly, by individuals of First Industrial Realty Trust, Inc.'s outstanding equity securities, including any preferred stock. Therefore, the designating amendment for each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock. See "Restrictions on Transfers of Capital Stock."

Transfer Agent

     The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

                        DESCRIPTION OF DEPOSITARY SHARES

     First Industrial Realty Trust, Inc. may, at its option, elect to offer depositary shares rather than full shares of preferred stock. In the event that option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series, including dividend, voting, redemption and liquidation rights. The applicable fraction will be specified in the prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among First Industrial Realty Trust, Inc., the depositary and the holders of the depositary receipts. Certificates evidencing depositary shares will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take actions, such as filing proof of residence and paying charges.

     The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement, our articles of incorporation and the form of designating amendment for the applicable series of preferred stock. All material terms of the depository shares, except those disclosed in the applicable prospectus supplement, are described in this prospectus.

Dividends

     The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date, which will be the same date as the record date fixed by First Industrial Realty Trust, Inc. for the applicable series of preferred stock. The depositary, however, will distribute only an amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts so entitled, in proportion, as nearly as may be practicable, to the number of depositary shares owned by those holders on the relevant record date, unless the depositary determines, after consultation with First Industrial Realty Trust, Inc., that it is not feasible to make the distribution, in which case the depositary may, with First Industrial Realty Trust, Inc.'s approval, adopt any other method for that distribution as it deems equitable and appropriate, including the sale of the property, at place or places and upon terms that it may deem equitable and appropriate, and distribution of the net proceeds from that sale to the holders.

     No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into excess stock.

Liquidation Preference

     In the event of the liquidation, dissolution or winding up of the affairs of First Industrial Realty Trust, Inc., whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the prospectus supplement.

Redemption

     If the series of preferred stock represented by the applicable series of depositary shares is redeemable, those depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever First Industrial Realty Trust, Inc. redeems any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the redeemed preferred stock. The depositary will mail the notice of redemption promptly upon receipt of notice from First Industrial Realty Trust, Inc. and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

     Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts as of the record date for the meeting. Each record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by the record holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the preferred stock represented by depositary shares in accordance with those instructions, and First Industrial Realty Trust, Inc. will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

     Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock who are withdrawn will not thereafter be entitled to deposit their shares under the deposit agreement or to receive depositary receipts evidencing their depositary shares.

Amendment and Termination of Deposit Agreement

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between First Industrial Realty Trust, Inc. and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless that amendment has been approved by at least a majority of the depositary shares then outstanding. No amendment to the deposit agreement may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing their depositary shares with instructions to the depositary to deliver to the holder the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

     The deposit agreement will be permitted to be terminated by First Industrial Realty Trust, Inc. upon not less than 30 days prior written notice to the applicable depositary if:

     o termination is necessary to preserve First Industrial Realty Trust, Inc.'s status as a REIT, or

     o a majority of each series of preferred stock affected by termination consents to termination, whereupon the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by those depositary receipts together with any other property held by the depositary with respect to those depositary receipts.

First Industrial Realty Trust, Inc. will agree that if the deposit agreement is terminated to preserve status as a REIT, then First Industrial Realty Trust, Inc. will use its best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.

     In addition, the deposit agreement will automatically terminate if:

     o    all outstanding depositary shares thereunder shall have been redeemed,

     o there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding up of First Industrial Realty Trust, Inc. and that distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing that preferred stock, or

     o each share of the related preferred stock will have been converted into stock of First Industrial Realty Trust, Inc. not represented by depositary shares.

Charges of Depositary

     First Industrial Realty Trust, Inc. will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. First Industrial Realty Trust, Inc. will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by those depositary receipts if those charges are not paid.

Miscellaneous

     The depositary will forward to the holders of depositary receipts all reports and communications from First Industrial Realty Trust, Inc. that are delivered to the Depositary and which First Industrial Realty Trust, Inc. is required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at other places as it may from time to time deem advisable, any reports and communications received from First Industrial Realty Trust, Inc. that are received by the Depositary as the holder of preferred stock.

     Neither the depositary nor First Industrial Realty Trust, Inc. assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor First Industrial Realty Trust, Inc. will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of First Industrial Realty Trust, Inc. and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the deposit agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. First Industrial Realty Trust, Inc. and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give that information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

     In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and First Industrial Realty Trust, Inc., on the other hand, the depositary shall be entitled to act on those claims, requests or instructions received from First Industrial Realty Trust, Inc.

Resignation and Removal of Depositary

     The depositary may resign at any time by delivering to First Industrial Realty Trust, Inc. notice of its election to do so, and First Industrial Realty Trust, Inc. may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of that appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resigna-tion or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

Federal Income Tax Consequences

     Owners of depositary shares will be treated for Federal income tax purposes as if they were owners of the preferred stock represented by depositary shares. Accordingly, those owners will be entitled to take into account, for Federal income tax purposes, income and deductions to which they would be entitled if they were holders of the preferred stock. In addition,

     o no gain or loss will be recognized for Federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares,

     o the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefor, and

     o the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which that person owned those depositary shares.

                           DESCRIPTION OF COMMON STOCK

     The following is a summary of the material terms of our common stock. You should read our articles of incorporation and bylaws, which are incorporated by reference to the registration statement of which this prospectus is a part.

General

     Under our articles of incorporation, First Industrial Realty Trust, Inc. has authority to issue 100 million shares of its common stock, par value $.01 per share. Under Maryland law, stockholders generally are not responsible for the corporation's debts or obligations. At March 2, 2001 we had outstanding 39,301,503 shares of common stock.

Terms

     Subject to the preferential rights of any other shares or series of stock, including preferred stock outstanding from time to time, and to the provisions of our articles of incorporation regarding excess stock, common stock holders will be entitled to receive dividends on shares of common stock if, as and when authorized and declared by our board of directors out of assets legally available for that purpose. Subject to the preferential rights of any other shares or series of stock, including preferred stock outstanding from time to time, and to the provisions of our articles of incorporation regarding excess stock, common stockholders will share ratably in the assets of First Industrial Realty Trust, Inc. legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up after payment of, or adequate provision for, all known debts and liabilities of First Industrial Realty Trust, Inc. For a discussion of excess stock, please see "Restrictions on Transfers of Capital Stock."

     Subject to the provisions of our articles of incorporation regarding excess stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of stock, common stock holders will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares of common stock will not be able to elect any directors.

     Common stock holders have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of First Industrial Realty Trust, Inc.

     Subject to the provisions of our articles of incorporation regarding excess stock, all shares of common stock will have equal dividend, distribution, liquidation and other rights, and will have no preference, appraisal or exchange rights.

     Under the MGCL, a corporation generally cannot dissolve, amend its articles of incorporation, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage, but not less than a majority of all of the votes to be cast on the matter, is set forth in the corporation's articles of incorporation. Our articles of incorporation do not provide for a lesser percentage in such situations.

Restrictions on ownership

     For First Industrial Realty Trust, Inc. to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, actually or by attribution, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of a taxable year. To assist us in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by individuals of our outstanding equity securities. See "Restrictions on Transfers of Capital Stock."

Transfer agent

     The transfer agent and registrar for the common stock is Equiserve - First Chicago Trust Division.

Shareholder rights plan

     On September 4, 1997, the board of directors of First Industrial Realty Trust, Inc. adopted a shareholder rights plan. Under the shareholder rights plan, one right was attached to each outstanding share of common stock at the close of business on October 19, 1997, and one right will be attached to each share of common stock thereafter issued. Each right entitles the holder to purchase, under certain conditions, one one-hundredth of a share of our junior participating preferred stock for $125.00. The rights may also, under certain conditions, entitle the holders to receive common stock, or common stock of an entity acquiring First Industrial Realty Trust, Inc., or other consideration, each having a value equal to twice the exercise price of each right ($250.00). We have designated 1,000,000 shares as junior participating preferred stock and have reserved such shares for issuance under the shareholder rights plan. The rights are redeemable by us at a price of $.001 per right. If not exercised or redeemed, all rights expire on October 20, 2007. The description and terms of the rights are set forth in a shareholder rights agreement between us and First Chicago Trust Company of New York.

                   CERTAIN PROVISIONS OF MARYLAND LAW AND THE
    FIRST INDUSTRIAL REALTY TRUST, INC. ARTICLES OF INCORPORATION AND BYLAWS

     The following summary of certain provisions of Maryland law is not complete and is qualified by reference to Maryland law and our articles of incorporation and bylaws, which are incorporated by reference to the registration statement of which this prospectus is a part.

Business combinations

     Under the MGCL, certain "business combinations" between a Maryland corporation and an "Interested Stockholder" or, in certain circumstances, an associate or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Business combinations for the purposes of the preceding sentence are defined by the MGCL to include specified mergers, consolidations, share exchanges and asset transfers, some issuances and reclassifications of equity securities, the adoption of a plan of liquidation or dissolution or the receipt by an interested stockholder or its affiliate of any loan advance, guarantee, pledge or other financial assistance or tax advantage provided by First Industrial Realty Trust, Inc. After the five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least

     o 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and

     o two-thirds of the votes entitled to be cast by holders of outstanding shares of the corporation other than shares held by the Interested Stockholder with whom the business combination is to be effected.

The super-majority vote requirements will not apply if, among other things, the corporation's stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. Our articles of incorporation exempt from these provisions of the MGCL any business combination in which there is no Interested Stockholder other than Jay H. Shidler, the Chairman of our board of directors, or any entity controlled by Mr. Shidler unless Mr. Shidler is an Interested Stockholder without taking into account his ownership of shares of our common stock and the right to acquire shares of our common stock in an aggregate amount that does not exceed the number of shares of our common stock that he owned and had the right to acquire, including through the exchange of limited partnership units of First Industrial, L.P., at the time of the consummation of our initial public offering.

Control share acquisitions

     The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or by directors who are also employees of the corporation. "Control shares" are voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

     o    one-fifth or more but less than one-third,

     o    one-third or more but less than a majority, or

     o    a majority of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition may compel the board of directors, upon satisfaction of certain conditions, including an undertaking to pay expenses, to call a special meeting of stockholders to be held within 50 days after receiving a demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved. The corporation's redemption of the control shares will be for fair value determined, without regard to the absence of voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of the control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid in the control share acquisition. Certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

     The control share acquisition statute does not apply to

     o shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or

     o acquisitions approved or exempted by our articles of incorporation or bylaws.

     Our bylaws contain a provision exempting any and all acquisitions of our shares of capital stock from the control share provisions of the MGCL. There can be no assurance that this bylaw provision will not be amended or eliminated in the future.

Amendment of articles of incorporation

     Our articles of incorporation, including the provisions on classification of the board of directors discussed below, may be amended only by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Meetings of stockholders

     Our bylaws provide for annual meetings of stockholders to be held on the third Wednesday in April or on any other day as may be established from time to time by our board of directors. Special meetings of stockholders may be called by

     o    our Chairman of the board or our President

     o    a majority of the board of directors or

     o stockholders holding at least 25% of our outstanding capital stock entitled to vote at the meeting.

     Our bylaws provide that any stockholder of record wishing to nominate a director or have a stockholder proposal considered at an annual meeting must provide written notice and certain supporting documentation to us relating to the nomination or proposal not less than 75 days nor more than 180 days prior to the anniversary date of the prior year's annual meeting or special meeting in lieu thereof (the "Anniversary

Date"). In the event that the annual meeting is called for a date more than seven calendar days before the Anniversary Date, stockholders generally must provide written notice within 20 calendar days after the date on which notice of the meeting is mailed to stockholders or the date of the meeting is publicly disclosed.

     The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about the qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal. Our bylaws may have those effects without regard to whether consideration of the nominees or proposal might be harmful or beneficial to us and our stockholders.

Classification of the board of directors

     Our bylaws provide that the number of our directors may be established by the board of directors but may not be fewer than the minimum number required by Maryland law nor more than twelve. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors will be filled by a majority of the entire board of directors. Under the terms of our articles of incorporation, our directors are divided into three classes. One class holds office for a term expiring at the annual meeting of stockholders to be held in 2001, and the other two classes hold office for terms expiring at the annual meetings of stockholders to be held in 2002 and 2003, respectively. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualified. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors.

     The classified board provision could have the effect of making the removal of incumbent directors more time consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our stockholders. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. Holders of shares of common stock will have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock will be able to elect all of the successors of the class of directors whose term expires at that meeting.

                   RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK

     For First Industrial Realty Trust, Inc. to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding capital stock may be owned, actually or by attribution, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Our capital stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter tax year. See "Federal Income Tax Considerations." To ensure that we remain a qualified REIT, our articles of incorporation, subject to certain exceptions, provide that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than an aggregate of 9.9% in value of our capital stock. Any transfer of capital stock or any security convertible into capital stock that would create a direct or indirect ownership of capital stock in excess of the ownership limit or that would result in our disqualification as a REIT, including any transfer that results in the capital stock being owned by fewer than 100 persons or results in us being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the capital stock.

     Capital stock owned, or deemed to be owned, or transferred to a stockholder in excess of the ownership limit will automatically be exchanged for shares of "excess stock", as defined in our articles of incorporation, that will be transferred, by operation of law, to us as trustee of a trust for the exclusive benefit of the transferees to whom such capital stock may be ultimately transferred without violating the ownership limit. While the excess stock is held in trust, it will not be entitled to vote, it will not be considered for purposes of any stockholder vote or the determination of a quorum for such vote, and it will not be entitled to participate in the accumulation or payment of dividends or other distributions. A transferee of excess stock may, at any time such excess stock is held by us in trust, designate as beneficiary of the transferee stockholder's interest in the trust representing the excess stock any individual whose ownership of the capital stock exchanged into such excess stock would be permitted under the ownership limit, and may transfer that interest to the beneficiary at a price not in excess of the price paid by the original transferee-stockholder for the capital stock that was exchanged into excess stock. Immediately upon the transfer to the permitted beneficiary, the excess stock will automatically be exchanged for capital stock of the class from which it was converted.

     In addition, we will have the right, for a period of 90 days during the time any excess stock is held by us in trust, and, with respect to excess stock resulting from the attempted transfer of our preferred stock, at any time when any outstanding shares of preferred stock of the series are being redeemed, to purchase all or any portion of the excess stock from the original transferee-stockholder at the lesser of the price paid for the capital stock by the original transferee-stockholder and the market price, as determined in the manner set forth in our articles of incorporation, of the capital stock on the date we exercise our option to purchase or, in the case of a purchase of excess stock attributed to preferred stock which has been called for redemption, at its stated value, plus all accumulated and unpaid dividends to the date of redemption. The 90-day period begins on the date of the violative transfer if the original transferee-stockholder gives notice to us of the transfer or, if no such notice is given, the date the board of directors determines that a violative transfer has been made.

                        FEDERAL INCOME TAX CONSIDERATIONS

     This section is a summary of the material federal income tax matters of general application pertaining to REITs under the Code. The discussion is based on current law and does not purport to deal with all aspects of federal income taxation that may be relevant to investors subject to special treatment under the federal income tax laws, such as tax-exempt investors, dealers in securities or foreign persons. The provisions of the Code pertaining to REITs are highly technical and complex and sometimes involve mixed questions of fact and law. In addition, this section does not discuss foreign, state or local taxation. We have received an opinion from Cahill Gordon & Reindel as to the conclusions of law expressed in this summary. Prospective investors should consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences specific to them of holding and disposing of the common stock.

     In the opinion of Cahill Gordon & Reindel, commencing with our taxable year ended December 31, 1994:

     o we have been organized in conformity with the requirements for qualification as a REIT under the Code,

     o our method of operation has enabled us to meet the requirements for qualification as a REIT under the Code, and

     o provided that we continue to satisfy the various requirements applicable under the Code to REITs, as described herein, we will continue to so qualify.

Cahill Gordon & Reindel's opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters with respect to us and certain partnerships and limited liability companies through which we hold substantially all of our assets. Moreover, our qualification and taxation as a REIT depends upon our ability to meet, as a matter of fact, through actual annual operating results, distribution levels, diversity of stock ownership and various other qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Cahill Gordon & Reindel. No assurance can be given that the actual results of our operations for any particular taxable year will satisfy those requirements.

     To qualify as a REIT under the Code for a taxable year, we must meet certain organizational and operational requirements, which generally require us to be a passive investor in real estate and to avoid excessive concentration of ownership of our capital stock. Generally, at least 75% of the value of our total assets at the end of each calendar quarter must consist of real estate assets, cash or governmental securities. We generally may not own securities possessing more than 10% of the total voting power, or representing more than 10% of the total value, of the outstanding securities of any issuer, and the value of any one issuer's securities may not exceed 5% of the value of our assets. Shares of qualified REITs, qualified temporary investments and shares of certain wholly owned subsidiary corporations are exempt from these prohibitions. We hold assets through certain wholly owned subsidiary corporations and hold preferred stock interests in certain corporations. In the opinion of Cahill Gordon & Reindel, based on certain factual representations, these holdings do not violate the prohibition on ownership of voting securities.

     The 10% and 5% limitations described above will not apply to the ownership of securities of a "taxable REIT subsidiary." A REIT may own up to 100% of the securities of a taxable REIT subsidiary subject only to the limitations that the aggregate value of the securities of all taxable REIT subsidiaries owned by the REIT does not exceed 20% of the value of the assets of the REIT, and the aggregate value of all securities owned by the REIT (including the securities of all taxable REIT subsidiaries, but excluding government securities) does not exceed 25% of the value of the assets of the REIT. A taxable REIT subsidiary generally is any corporation (other than another REIT and corporations involved in certain lodging, healthcare, franchising and licensing activities) owned by a REIT with respect to which the REIT and such corporation jointly elect that such corporation shall be treated as a taxable REIT subsidiary.

     For each taxable year, at least 75% of a REIT's gross income must be derived from specified real estate sources and 95% must be derived from such real estate sources plus certain other permitted sources. Real estate income for purposes of these requirements includes

     o gain from the sale of real property not held primarily for sale to customers in the ordinary course of business,

     o    dividends on REIT shares,

     o    interest on loans secured by mortgages on real property,

     o    certain rents from real property, and

     o    certain income from foreclosure property.

For rents to qualify, they may not be based on the income or profits of any person, except that they may be based on a percentage or percentages of gross income or receipts. Also, subject to certain limited exceptions, the REIT may not manage the property or furnish services to tenants except through an independent contractor which is paid an arm's-length fee and from which the REIT derives no income. However, a REIT may render a de minimis amount of otherwise impermissible services to tenants, or in connection with the management of property, and treat amounts received with respect to such property as rents from real property. In addition, a taxable REIT subsidiary may provide certain services to tenants of the REIT, which services could not otherwise be provided by the REIT or the REIT's other subsidiaries.

     Substantially all of our assets are held through certain partnerships. In general, in the case of a REIT that is a partner in a partnership, applicable regulations treat the REIT as holding directly its proportionate share of the assets of the partnership and as being entitled to the income of the partnership attributable to such share.

     We must satisfy certain ownership restrictions that limit the concentration of ownership of our capital stock by a few individuals and the ownership by us of our tenants. Our outstanding capital stock must be held by at least 100 stockholders. No more than 50% in value of our outstanding capital stock, including in some circumstances capital stock into which outstanding securities might be converted, may be owned actually or constructively by five or fewer individuals or certain other entities at any time during the last half of our taxable year. Accordingly, our articles of incorporation contain certain restrictions regarding the transfer of our common stock, preferred stock and any other outstanding securities convertible into stock when necessary to maintain our qualification as a REIT under the Code. However, because the Code imposes broad attribution rules in determining constructive ownership, no assurance can be given that the restrictions contained in our articles of incorporation will be effective in maintaining our REIT status. See "Restrictions on Transfers of Capital Stock."

     So long as we qualify for taxation as a REIT, distribute at least 90% of our REIT taxable income, computed without regard to net capital gain or the dividends paid deduction, for each taxable year to our stockholders annually and satisfy certain other distribution requirements, we will not be subject to federal income tax on that portion of such income distributed to stockholders. We will be taxed at regular corporate rates on all income not distributed to stockholders. Our policy is to distribute at least 90% of our taxable income. We may elect to pass through to our shareholders on a pro rata basis any taxes paid by us on our undistributed net capital gain income for the relevant tax year. REITs also may incur taxes for certain other activities or to the extent distributions do not satisfy certain other requirements.

     Our failure to qualify during any taxable year as a REIT could, unless certain relief provisions were available, have a material adverse effect upon our stockholders. If disqualified for taxation as a REIT for a taxable year, we also would be disqualified for taxation as a REIT for the next four taxable years, unless the failure were considered to be due to reasonable cause and not willful neglect and certain other conditions were satisfied. We would be subject to federal income tax at corporate rates on all of our taxable income and would not be able to deduct any dividends paid, which could result in a discontinuation of or substantial reduction in dividends to stockholders. Dividends also would be subject to the regular tax rules applicable to dividends received by stockholders of corporations. Should the failure to qualify as a REIT be determined to have occurred retroactively in one of our earlier tax years, the imposition of a substantial federal income tax liability on us attributable to any nonqualifying tax years may adversely affect our ability to pay dividends. In the event that we fail to meet certain income tests applicable to REITs, we may, generally, nonetheless retain our qualification as a REIT if we pay a 100% tax on the amount by which we failed to meet the relevant income test so long as such failure was considered to be due to reasonable cause and not willful neglect and certain other conditions are satisfied. Any such taxes would adversely affect our ability to pay dividends and distributions.

                                     EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000 for each of First Industrial Realty Trust, Inc. and First Industrial, L.P., have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for us by Cahill Gordon & Reindel, New York, New York. Cahill Gordon & Reindel will rely as to all matters of Maryland law on the opinion of McGuireWoods LLP, Baltimore, Maryland. If counsel for any underwriter, dealer or agent passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to the offering.

                       WHERE YOU CAN FIND MORE INFORMATION

     First Industrial Realty Trust, Inc. and the Operating Partnership are subject to the informational requirements of the Securities Exchange Act of 1934. First Industrial Realty Trust, Inc. files reports, proxy statements and other information with the Securities and Exchange Commission. The Operating Partnership files reports and other information with the Commission. You may read and copy any of our reports, proxy statements and other information at, and obtain copies upon payment of prescribed fees from, the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Those documents are also available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. First Industrial Realty Trust, Inc.'s common stock is listed on the New York Stock Exchange and its Commission filings can also be inspected and copied at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     This prospectus is a part of a registration statement we filed with the Commission. As permitted by the Commission, this prospectus does not contain all the information that you can find in the registration statement or the exhibits to the registration statement.

     We "incorporate by reference" information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and more recent information automatically updates and supersedes more dated information contained or incorporated by reference in this prospectus.

     First Industrial Realty Trust, Inc. filed the following documents with the Commission and incorporates them by reference into this prospectus (file no. 1-13102):

     1) Annual Report on Form 10-K for year ended December 31, 2000, filed March 9, 2001;

     2)   Current Report on Form 8-K filed with the Commission on January 12,
          2001;

     3) Current Report on Form 8-K/A No. 1 filed with the Commission on March 8, 2001;

     4) Current Report on Form 8-K filed with the Commission on March 16, 2001; and

     5) The description of the common stock included in First Industrial Realty Trust, Inc.'s registration statement on Form 8-A dated June 23, 1994 and the description of the associated preferred share purchase rights included in the Form 8-A filed September 24, 1997.

     The Operating Partnership filed the following documents with the Commission and incorporates them by reference into this prospectus (file no.: 333-21873):

     1) Annual Report on Form 10-K for the year ended December 31, 2000, filed March 28, 2001;

     2)   Current Report on Form 8-K filed with the Commission on January 12,
          2001;

     3) Current Report on Form 8-K/A No.1 filed with the Commission on March 8, 2001;

     4) Current Report on Form 8-K filed with the Commission on March 16, 2001; and

     5)   Current Report on Form 8-K filed with the Commission on March 29,
          2001.

     All documents filed by First Industrial Realty Trust, Inc. or the Operating Partnership under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and made a part hereof from the date of the filing of such documents.

     We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of these filings or portions of these filings by writing to or calling us at First Industrial Realty Trust, Inc., Attention: Investor Relations, 311 S. Wacker Drive, Suite 4000, Chicago, Illinois 60606, telephone (312) 344-4300. The copies of filings will not include exhibits unless those exhibits are specifically incorporated by reference into the filing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, which will be borne by First Industrial Realty Trust, Inc. (the "Company"). All amounts shown are estimates, except the SEC registration fee:

     Securities and Exchange Commission registration fee...........    $100,000
     Fees of Rating Agencies.......................................          *
     Blue Sky fees and expenses....................................          *
     Legal fees and expenses.......................................          *
     Accounting fees and expenses..................................          *
     Miscellaneous.................................................          *
                                                                            ---
     Total.........................................................        $ *
                                                                            ===

----------

* To be completed by amendment.

Item 15.  Indemnification of Directors and Officers.

     The Company's Articles of Incorporation and Bylaws provide certain limitations on the liability of the Company's directors and officers for monetary damages to the Company. The Articles of Incorporation and Bylaws obligate the Company to indemnify its directors and officers, and permit the Company to indemnify its employees and other agents, against certain liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to the Company and its stockholders against these individuals. The provisions of Maryland law provide for the indemnification of officers and directors of a company under certain circumstances.

     The Sixth Amended and Restated Agreement of Limited partnership of First Industrial, L.P. ("the Operating Partnership") contains provisions indemnifying the Company and its officers, directors and stockholders to the fullest extent permitted by the Delaware Revised Uniform Limited Partnership Act.

Item 16.  Exhibits.

Exhibit
Number            Description

4.1 Amended and Restated Articles of Incorporation of First Industrial Realty Trust, Inc. (incorporated by reference to Exhibit 3.1 of the Form 10-Q for First Industrial Realty Trust, Inc. for the fiscal quarter ended June 30, 1996, File No. 1-13102).

4.2 Amended and Restated Bylaws of First Industrial Realty Trust, Inc., dated September 4, 1997 (incorporated by reference to Exhibit 1 of First Industrial Realty Trust, Inc.'s Form 8-K, dated September 4, 1997, as filed on September 29, 1997, File No. 1-13102).

4.3 Articles of Amendment to First Industrial Realty Trust, Inc.'s Articles of Incorporation, dated June 20, 1994 (incorporated by reference to Exhibit
     3.2 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended June 30, 1996, File No. 1-13102).

4.4 Articles of Amendment to First Industrial Realty Trust, Inc.'s Articles of Incorporation, dated May 31, 1996 (incorporated by reference to Exhibit 3.3 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended June 30, 1996, File No. 1-13102).

4.5 Articles Supplementary relating to First Industrial Realty Trust, Inc.'s 7.95% Series D Cumulative Preferred Stock, $.01 par value (incorporated by reference to Exhibit 4.1 of the Form 8-K of First Industrial Realty Trust, Inc. dated February 6, 1998, File No. 1-13102).

4.6 Articles Supplementary relating to First Industrial Realty Trust, Inc.'s 7.90% Series E Cumulative Preferred Stock, $.01 par value (incorporated by reference to Exhibit 3.9 of First Industrial Realty Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-13102).

4.7 Articles Supplementary relating to First Industrial Realty Trust, Inc.'s Junior Participating Preferred Stock, $.01 par value (incorporated by reference to Exhibit 4.10 of Form S-3/A of First Industrial Realty Trust, Inc. and First Industrial, L.P. dated September 24, 1997, File No. 333-29879).

4.8 Deposit Agreement, dated February 4, 1998, by and among First Industrial Realty Trust, Inc., First Chicago Trust Company of New York and holders from time to time of Depositary Receipts (incorporated by reference to Exhibit 4.2 of the Form 8-K of First Industrial Realty Trust, Inc., dated February 6, 1998, File No. 1-13102).

4.9 Deposit Agreement, dated March 18, 1998, by and among First Industrial Realty Trust, Inc., First Chicago Trust Company of New York and holders from time to time of Depositary Receipts (incorporated by reference to Exhibit 4.12 of First Industrial Realty Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-13102).

4.10 Indenture, dated as of May 13, 1997, between First Industrial, L.P. and First Trust National Association, as Trustee (incorporated by reference to
     Exhibit 4.1 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended March 31, 1997, as amended by Form 10-Q/A No. 1 of First Industrial Realty Trust, Inc. filed May 30, 1997, File No. 1-13102).

4.11 Rights Agreement, dated as of September 16, 1997, between First Industrial Realty Trust, Inc. and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 99.1 of Form 8-A12B of First Industrial Realty Trust, Inc. as filed on September 24, 1997, File No. 1-13102).

4.12 6.50% Dealer remarketable securities due April 5, 2011 in principal amount of $100 million issued by First Industrial, L.P. (incorporated by reference to Exhibit 4.2 of the Form 8-K of First Industrial, L.P. dated April 7, 1998, File No. 333-21873).

4.13 Supplemental Indenture No. 4, dated as of March 26, 1998, between First Industrial, L.P. and First Trust National Trust Association, as Trustee, relating to 6.50% Dealer remarketable securities due April 5, 2011 (incorporated by reference to Exhibit 4.1 of Form 8-K of First Industrial, L.P. dated April 7, 1998, File No. 333-21873).

4.14 Remarketing Agreement, dated March 31, 1998, between First Industrial, L.P. and J.P. Morgan Securities Inc. (incorporated by reference to Exhibit 1.2 of Form 8-K of First Industrial, L.P. dated April 7, 1998, File No. 333-21873).

4.15 Supplemental Indenture No. 5, dated as of July 14, 1998, between First Industrial, L.P. and the U.S. Bank Trust National Association, relating to First Industrial, L.P.'s 7.60% Notes due July 15, 2008 (incorporated by reference to Exhibit 4.1 of the Form 8-K of First Industrial, L.P. dated July 15, 1998, File No. 333-21873).

4.16 Sixth Amended and Restated Limited Partnership Agreement of First Industrial, L.P., dated March 18, 1998 (the "L.P. Agreement") (incorporated by reference to Exhibit 10.1 of First Industrial Realty Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-13102).

4.17 First Amendment to the L.P. Agreement, dated April 1, 1998 (incorporated by reference to Exhibit 10.2 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended March 31, 1998, File No. 1-13102).

4.18 Second Amendment to the L.P. Agreement, dated April 3, 1998 (incorporated by reference to Exhibit 10.3 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended March 31, 1998, File No. 1-13102).

4.19 Third Amendment to the L.P. Agreement, dated April 16, 1998 (incorporated by reference to Exhibit 10.4 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended March 31, 1998, File No. 1-13102).

4.20 Fourth Amendment to the L.P. Agreement, dated June 24, 1998 (incorporated by reference to Exhibit 10.2 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended June 30, 1998, File No. 1-13102).

4.21 Fifth Amendment to the L.P. Agreement, dated July 16, 1998 (incorporated by reference to Exhibit 10.3 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended June 30, 1998, File No. 1-13102).

4.22 Sixth Amendment to the L.P. Agreement, dated August 31, 1998 (incorporated by reference to Exhibit 10.2 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended September 30, 1998, File No. 1-13102).

4.23 Seventh Amendment to the L.P. Agreement, dated October 21,
     1998 (incorporated by reference to Exhibit 10.3 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended September 30, 1998, File No. 1-13102).

4.24 Eighth Amendment to the L.P. Agreement, dated October 30, 1998 (incorporated by reference to Exhibit 10.4 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended September 30, 1998, File No. 1-13102).

4.25 Ninth Amendment to the L.P. Agreement, dated November 5, 1998 (incorporated by reference to Exhibit 10.5 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended September 30, 1998, File No. 1-13102).

4.26 Tenth Amendment to the L.P. Agreement, dated January 28, 2000 (incorporated by reference to Exhibit 10.11 of First Industrial Realty Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999, File No. 1-3102).

4.27 Eleventh Amendment to the L.P. Agreement, dated January 28, 2000 (incorporated by reference to Exhibit 10.12 of First Industrial Realty Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999, File No. 1-3102).

4.28 Twelfth Amendment to the L.P. Agreement, dated as of June 27, 2000 (incorporated by reference to Exhibit 10.2 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended June 30, 2000, File No. 1-13102).

4.29 Thirteenth Amendment to the L.P. Agreement, dated as of September 1, 2000 (incorporated by reference to Exhibit 10.1 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended September 30, 2000, File No. 1-13102).

4.30 Fourteenth Amendment to the L.P. Agreement, dated as of October 13, 2000 (incorporated by reference to Exhibit 10.2 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended September 30, 2000, File No. 1-13102).

4.31 Fifteenth Amendment to the L.P. Agreement, dated as of October 13, 2000 (incorporated by reference to Exhibit 10.3 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended September 30, 2000, File No. 1-13102).

4.32 Sixteenth Amendment to the L.P. Agreement, dated as of October 27, 2000 (incorporated by reference to Exhibit 10.4 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended September 30, 2000, File No. 1-13102).

4.33 Seventeenth Amendment to the L.P. Agreement, dated as of January 25, 2001 (incorporated by reference to Exhibit 10.18 of First Industrial Realty Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31,
     2000).

4.34 Eighteenth Amendment to the L.P. Agreement, dated as of February 13, 2001 (incorporated by reference to Exhibit 10.19 of First Industrial Realty Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31,
     2000).

5* Opinion of Cahill Gordon & Reindel, counsel to the Registrants, as to the legality of the securities being registered, together with the opinion of McGuireWoods LLP.

8* Opinion of Cahill Gordon & Reindel, counsel to the Registrants, as to certain tax matters.

12.1 Computation of ratios of earnings to fixed charges and preferred stock dividends of First Industrial Realty Trust, Inc. (incorporated by reference to Exhibit 12.1 of First Industrial Realty Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000).

12.2 Computation of earnings to fixed charges of First Industrial, L.P. (incorporated by reference to the Current Report on Form 8-K of First Industrial, L.P. filed with the Commission on March 29, 2001).

23.1** Consent of PricewaterhouseCoopers LLP.

23.2* Consent of Cahill Gordon & Reindel (included in Exhibits 5 and 8).

23.3* Consent of McGuireWoods LLP (included in Exhibit 5).

24** Power of Attorney (included on pages II-9 - II-10).

25** Statement of eligibility of Trustee on Form T-1.

-----------------------

*    To be filed by amendment.

**   Filed herewith.

Item 17.  Undertakings.

     (a) The undersigned registrants hereby undertake:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of each of the registrant's annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of each of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 30, 2001.

                             FIRST INDUSTRIAL REALTY TRUST, INC.

                             By: /s/ Michael J. Havala
                                 ------------------------------------------
                                 Name: Michael J. Havala
                                 Title:  Chief Financial Officer


                             FIRST INDUSTRIAL, L.P.
                             By:  First Industrial Realty Trust, Inc.

                             By: /s/ Michael J. Havala
                                 ------------------------------------------
                                 Name: Michael J. Havala
                                 Title:  Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael W. Brennan and Michael J. Havala, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3, to sign any and all pre- or post-effective amendments to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                  Signature                               Title                          Date
                  ---------                               -----                          ----

/s/ Michael W. Brennan                          President, Chief                  March 30, 2001
----------------------------------------        Executive Officer and
     Michael W. Brennan                         Director (Principal
                                                Executive
                                                Officer)


/s/ Michael J. Havala                           Chief Financial Officer           March 30, 2001
----------------------------------------        (Principal Financial
     Michael J. Havala                          and Accounting
                                                Officer)


/s/ Michael G. Damone                           Director of Strategic             March 30, 2001
----------------------------------------        Planning and Director
     Michael G. Damone

                                                Director
----------------------------------------
     John L. Lesher

/s/ Kevin W. Lynch                              Director                          March 30, 2001
----------------------------------------
     Kevin W. Lynch

/s/ John E. Rau                                 Director                          March 30, 2001
----------------------------------------
     John E. Rau

                                                Chairman of the Board of
----------------------------------------        Directors
     Jay H. Shidler

/s/ Robert J. Slater                            Director                          March 30, 2001
----------------------------------------
     Robert J. Slater

/s/ W. Edwin Tyler                              Director                          March 30, 2001
----------------------------------------
     W. Edwin Tyler



                                      II-9

                  Signature                               Title                          Date
                  ---------                               -----                          ----

/s/ J. Steven Wilson                            Director                          March 30, 2001
----------------------------------------
     J. Steven Wilson


                                  EXHIBIT INDEX


Exhibit
Number            Description

4.1 Amended and Restated Articles of Incorporation of First Industrial Realty Trust, Inc. (incorporated by reference to Exhibit 3.1 of the Form 10-Q for First Industrial Realty Trust, Inc. for the fiscal quarter ended June 30, 1996, File No. 1-13102).

4.2 Amended and Restated Bylaws of First Industrial Realty Trust, Inc., dated September 4, 1997 (incorporated by reference to Exhibit 1 of First Industrial Realty Trust, Inc.'s Form 8-K, dated September 4, 1997, as filed on September 29, 1997, File No. 1-13102).

4.3 Articles of Amendment to First Industrial Realty Trust, Inc.'s Articles of Incorporation, dated June 20, 1994 (incorporated by reference to Exhibit
     3.2 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended June 30, 1996, File No. 1-13102).

4.4 Articles of Amendment to First Industrial Realty Trust, Inc.'s Articles of Incorporation, dated May 31, 1996 (incorporated by reference to Exhibit 3.3 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended June 30, 1996, File No. 1-13102).

4.5 Articles Supplementary relating to First Industrial Realty Trust, Inc.'s 7.95% Series D Cumulative Preferred Stock, $.01 par value (incorporated by reference to Exhibit 4.1 of the Form 8-K of First Industrial Realty Trust, Inc. dated February 6, 1998, File No. 1-13102).

4.6 Articles Supplementary relating to First Industrial Realty Trust, Inc.'s 7.90% Series E Cumulative Preferred Stock, $.01 par value (incorporated by reference to Exhibit 3.9 of First Industrial Realty Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-13102).

4.7 Articles Supplementary relating to First Industrial Realty Trust, Inc.'s Junior Participating Preferred Stock, $.01 par value (incorporated by reference to Exhibit 4.10 of Form S-3/A of First Industrial Realty Trust, Inc. and First Industrial, L.P. dated September 24, 1997, File No. 333-29879).

4.8 Deposit Agreement, dated February 4, 1998, by and among First Industrial Realty Trust, Inc., First Chicago Trust Company of New York and holders from time to time of Depositary Receipts (incorporated by reference to Exhibit 4.2 of the Form 8-K of First Industrial Realty Trust, Inc., dated February 6, 1998, File No. 1-13102).

4.9 Deposit Agreement, dated March 18, 1998, by and among First Industrial Realty Trust, Inc., First Chicago Trust Company of New York and holders from time to time of Depositary Receipts (incorporated by reference to Exhibit 4.12 of First Industrial Realty Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-13102).

4.10 Indenture, dated as of May 13, 1997, between First Industrial, L.P. and First Trust National Association, as Trustee (incorporated by reference to
     Exhibit 4.1 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended March 31, 1997, as amended by Form 10-Q/A No. 1 of First Industrial Realty Trust, Inc. filed May 30, 1997, File No. 1-13102).

4.11 Rights Agreement, dated as of September 16, 1997, between First Industrial Realty Trust, Inc. and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 99.1 of Form 8-A12B of First Industrial Realty Trust, Inc. as filed on September 24, 1997, File No. 1-13102).

4.12 6.50% Dealer remarketable securities due April 5, 2011 in principal amount of $100 million issued by First Industrial, L.P. (incorporated by reference to Exhibit 4.2 of the Form 8-K of First Industrial, L.P. dated April 7, 1998, File No. 333-21873).

4.13 Supplemental Indenture No. 4, dated as of March 26, 1998, between First Industrial, L.P. and First Trust National Trust Association, as Trustee, relating to 6.50% Dealer remarketable securities due April 5, 2011 (incorporated by reference to Exhibit 4.1 of Form 8-K of First Industrial, L.P. dated April 7, 1998, File No. 333-21873).

4.14 Remarketing Agreement, dated March 31, 1998, between First Industrial, L.P. and J.P. Morgan Securities Inc. (incorporated by reference to Exhibit 1.2 of Form 8-K of First Industrial, L.P. dated April 7, 1998, File No. 333-21873).

4.15 Supplemental Indenture No. 5, dated as of July 14, 1998, between First Industrial, L.P. and the U.S. Bank Trust National Association, relating to First Industrial, L.P.'s 7.60% Notes due July 15, 2008 (incorporated by reference to Exhibit 4.1 of the Form 8-K of First Industrial, L.P. dated July 15, 1998, File No. 333-21873).

4.16 Sixth Amended and Restated Limited Partnership Agreement of First Industrial, L.P., dated March 18, 1998 (the "L.P. Agreement") (incorporated by reference to Exhibit 10.1 of First Industrial Realty Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-13102).

4.17 First Amendment to the L.P. Agreement, dated April 1, 1998 (incorporated by reference to Exhibit 10.2 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended March 31, 1998, File No. 1-13102).

4.18 Second Amendment to the L.P. Agreement, dated April 3, 1998 (incorporated by reference to Exhibit 10.3 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended March 31, 1998, File No. 1-13102).

4.19 Third Amendment to the L.P. Agreement, dated April 16, 1998 (incorporated by reference to Exhibit 10.4 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended March 31, 1998, File No. 1-13102).

4.20 Fourth Amendment to the L.P. Agreement, dated June 24, 1998 (incorporated by reference to Exhibit 10.2 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended June 30, 1998, File No. 1-13102).

4.21 Fifth Amendment to the L.P. Agreement, dated July 16, 1998 (incorporated by reference to Exhibit 10.3 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended June 30, 1998, File No. 1-13102).

4.22 Sixth Amendment to the L.P. Agreement, dated August 31, 1998 (incorporated by reference to Exhibit 10.2 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended September 30, 1998, File No. 1-13102).

4.23 Seventh Amendment to the L.P. Agreement, dated October 21,
     1998 (incorporated by reference to Exhibit 10.3 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended September 30, 1998, File No. 1-13102).

4.24 Eighth Amendment to the L.P. Agreement, dated October 30, 1998 (incorporated by reference to Exhibit 10.4 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended September 30, 1998, File No. 1-13102).

4.25 Ninth Amendment to the L.P. Agreement, dated November 5, 1998 (incorporated by reference to Exhibit 10.5 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended September 30, 1998, File No. 1-13102).

4.26 Tenth Amendment to the L.P. Agreement, dated January 28, 2000 (incorporated by reference to Exhibit 10.11 of First Industrial Realty Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999, File No. 1-3102).

4.27 Eleventh Amendment to the L.P. Agreement, dated January 28, 2000 (incorporated by reference to Exhibit 10.12 of First Industrial Realty Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999, File No. 1-3102).

4.28 Twelfth Amendment to the L.P. Agreement, dated as of June 27, 2000 (incorporated by reference to Exhibit 10.2 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended June 30, 2000, File No. 1-13102).

4.29 Thirteenth Amendment to the L.P. Agreement, dated as of September 1, 2000 (incorporated by reference to Exhibit 10.1 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended September 30, 2000, File No. 1-13102).

4.30 Fourteenth Amendment to the L.P. Agreement, dated as of October 13, 2000 (incorporated by reference to Exhibit 10.2 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended September 30, 2000, File No. 1-13102).

4.31 Fifteenth Amendment to the L.P. Agreement, dated as of October 13, 2000 (incorporated by reference to Exhibit 10.3 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended September 30, 2000, File No. 1-13102).

4.32 Sixteenth Amendment to the L.P. Agreement, dated as of October 27, 2000 (incorporated by reference to Exhibit 10.4 of the Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended September 30, 2000, File No. 1-13102).

4.33 Seventeenth Amendment to the L.P. Agreement, dated as of January 25, 2001 (incorporated by reference to Exhibit 10.18 of First Industrial Realty Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31,
     2000).

4.34 Eighteenth Amendment to the L.P. Agreement, dated as of February 13, 2001 (incorporated by reference to Exhibit 10.19 of First Industrial Realty Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31,
     2000).

5* Opinion of Cahill Gordon & Reindel, counsel to the Registrants, as to the legality of the securities being registered, together with the opinion of McGuireWoods LLP.

8* Opinion of Cahill Gordon & Reindel, counsel to the Registrants, as to certain tax matters.

12.1 Computation of ratios of earnings to fixed charges and preferred stock dividends of First Industrial Realty Trust, Inc. (incorporated by reference to Exhibit 12.1 of First Industrial Realty Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000).

12.2 Computation of earnings to fixed charges of First Industrial, L.P. (incorporated by reference to the Current Report on Form 8-K of First Industrial, L.P. filed with the Commission on March 29, 2001).

23.1** Consent of PricewaterhouseCoopers LLP.

23.2* Consent of Cahill Gordon & Reindel (included in Exhibits 5 and 8).

23.3* Consent of McGuireWoods LLP (included in Exhibit 5).

24** Power of Attorney (included on pages II-9 - II-10).

25** Statement of eligibility of Trustee on Form T-1.


-------------------------------

*        To be filed by amendment.

**       Filed herewith.